UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Petroleum Development Corporation

(Name of Registrant as Specified In Its Charter)

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PETROLEUM DEVELOPMENT CORPORATION
120 Genesis Boulevard
Bridgeport, West Virginia  26330
__________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 23, 2008
__________________________
Waterfront Place Hotel
Two Waterfront Place
Morgantown, WV 26501

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Petroleum Development Corporation (the "Company") will be held at the Waterfront Place Hotel, Two Waterfront Place, Morgantown, West Virginia 26501, on June 23, 2008, at 10:00 a.m., local time, for the following purposes, all as more fully described in the accompanying Proxy Statement:

(1)	To elect directors;

(2)
To amend and restate the Company’s Articles of Incorporation to: (1) increase the number of authorized shares of common stock, par value $0.01, of the Company from 50,000,000 shares to 100,000,000 shares, and (2) authorize 50,000,000 shares of preferred stock, par value $0.01, of the Company, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time;

(3)
To amend and restate the Company’s 2005 Non-Employee Director Restricted Stock Plan to, as material, increase the number of shares authorized under the plan from 40,000 to 100,000 and change the vesting provisions;

(4)	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2008;

(5)	To consider such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 19, 2008, as the record date for determining the shareholders having the right to vote at the annual meeting or any adjournment or postponement thereof.  The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is required to constitute a quorum.

Each shareholder is cordially invited to attend and to vote at this meeting in person.  Shareholders who do not expect to attend are requested to sign and date the accompanying proxy card and return it promptly in the enclosed postpaid envelope.

By Order of the Board of Directors,

Steven R. Williams, Chairman

Bridgeport, West Virginia
May 23, 2008

PETROLEUM DEVELOPMENT CORPORATION
120 Genesis Boulevard
Bridgeport, West Virginia  26330

__________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD June 23, 2008
__________________________
Waterfront Place Hotel
Two Waterfront Place
Morgantown, WV 26501

The accompanying proxy is solicited by the Board of Directors ("Board") of Petroleum Development Corporation ("PDC" or the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on June 23, 2008, at 10:00 a.m., and at any and all adjournments or postponements of the meeting, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders.  This Proxy Statement and the enclosed form of proxy are first being mailed to the shareholders of the Company on or about May 23, 2008.

The Company will bear the cost related to the solicitation of proxies.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending proxy materials to the beneficial owners of the Company's common stock.  In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies by telephone and, to the extent necessary, or other electronic communication, and personal interviews without additional compensation.

GENERAL INFORMATION

Who May Vote

Shareholders of Petroleum Development Corporation ("PDC" or the "Company"), as recorded in the Company's stock register on May 19, 2008, may vote at the meeting.  The outstanding voting securities of the Company as of April 4, 2008, consisted of 14,849,007 shares of common stock.  Each share is entitled to one vote on each matter considered at the meeting.

How to Vote

You may vote in person at the meeting or by proxy.  The Board recommends you vote by proxy even if you plan to attend the meeting.  You can always change your vote at the meeting.

How Proxies Work

The Board is asking for your proxy.  Giving the Board your proxy means you authorize the Board to vote your shares at the meeting in the manner you direct.  You may vote for all, or some of the director candidates, or you may withhold your vote from any or all of the director candidates.  You may also vote for or against the other proposals, or abstain from voting.  Cumulative voting is not permitted by the Company's By-Laws in the election of directors.

If your shares are held in your name, you can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope.

If you give the Board your signed proxy but do not specify how to vote, your shares will be voted in favor of their director candidates and in favor of the other three proposals.

If you hold shares through someone else, such as a stockbroker, you will receive material from that firm asking how you want to vote.  Check the voting form used by that firm to see what voting options you have available.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	Submitting a new signed proxy with a later date;
•	Notifying PDC's Secretary in writing before the meeting that you wish to revoke your proxy; or
•
Appearing at the meeting, notifying the Inspectors of the Election that you wish to revoke your proxy, and voting in person at the meeting.  Merely attending the meeting will not result in your revoking your proxy.

If you hold your shares through someone else, such as a stockbroker, you will need to follow the directions they give you to revoke a proxy or otherwise vote at the meeting.

Quorum

In order to carry on the business of the meeting, there must be a quorum.  This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.  Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose.

Votes Needed

The director candidates who receive the most votes will be elected to fill the available seats on the Board.  There is no provision in the Company's By-Laws which requires director candidates to receive a majority of the votes cast to be elected. Approval of the proposal to amend the Company's Articles of Incorporation requires the favorable vote of a majority of the Company's outstanding shares of common stock. Approval of the other proposals requires the favorable vote of a majority of the votes cast.  Only votes for or against a proposal count.  Abstentions and broker non-votes count for quorum purposes but not for voting purposes.  Broker non-votes occur when a broker returns a proxy but does not have authority from the owner of the stock to vote on a particular proposal.  Although there are no controlling precedents under Nevada law regarding the treatment of broker non-votes in certain circumstances, the Company intends to apply the principles presented herein.

Attending in Person

Only shareholders or their proxy holders and PDC's guests may attend the annual meeting.  For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases or packages will be permitted in the meeting.  In addition, each shareholder and guest may be asked to present valid, government-issued picture identification, such as a driver's license, before being admitted to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on May 19, 2008, the record date for voting.  Shareholders who do not present such information at the meeting will be admitted upon verification of ownership at the admissions counter.

Conduct of the Meeting

The Chairman has broad authority to conduct the annual meeting in an orderly and timely manner.  This authority includes establishing rules for shareholders who wish to address the meeting.  Copies of these rules will be available at the meeting.  The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business.  In light of the need to conclude the meeting within a reasonable period of time, there can be no assurance that every shareholder who wishes to speak on an item of business will be able to do so.  The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders.

Contact Information

If you have questions or need more information about the annual meeting, write to or call:

Corporate Secretary
Petroleum Development Corporation
120 Genesis Boulevard
P.O. Box 26
Bridgeport, WV 26330
(304) 842-3597

For information about shares registered in your name, call PDC at 1-800-624-3821.  You are also invited to visit PDC's internet site at www.petd.com.  Internet site materials are not part of this proxy solicitation.

PROPOSALS REQUIRING SHAREHOLDER VOTE

PROPOSAL 1 – ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY)

As of the date of this proxy statement and as permitted by the Company's By-Laws, the Company's Board of Directors ("Board") has nine members divided into three classes.  Directors are usually elected for three-year terms.  The terms for members of each class end in successive years.  In 2007, however, the following three new directors were appointed by the Board, all to serve only until the 2008 Annual Meeting of Shareholder: Joseph E. Casabona, Larry F. Mazza and Richard W. McCullough.  Therefore, five members of the Board are nominated for election at this 2008 meeting.

The Board of Directors has nominated three continuing directors, David C. Parke, Jeffrey C. Swoveland and Joseph E. Casabona, whose terms expire in 2008, to stand for election to the Board for a three-year term expiring in 2011.  Mr. Parke has served on the Board since 2003 and currently serves as Chair of the Compensation and the Planning and Finance Committees as well as a member of the Audit and the Nominating and Governance Committees.  Mr. Swoveland has served on the Board since 1991 and currently serves as the Presiding Independent Director, Chair of the Audit Committee, and member of the Planning and Finance and the Executive Committees.  Mr. Casabona has served on the Board since October 2007 and is a member of the Audit and the Planning and Finance Committees.

The Board of Directors has nominated two continuing directors, Richard W. McCullough and Larry F. Mazza, whose terms expire in 2008, to stand for election to the Board for a two year term expiring in 2010.  Mr. McCullough has served on the Board since December 2007 and serves on the Executive and the Planning and Finance Committees.  Mr. Mazza has served on the Board since October 2007 and serves on the Nominating and Governance and the Compensation Committees.

The appointed proxies will vote your proxy for the election of the five nominees unless you withhold your authority to vote for any or all of them.  The Board does not contemplate that any of the nominees will become unavailable for any reason; however, if any director is unable to stand for election, the Board may reduce its size or choose a substitute.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

NOMINEES FOR A THREE YEAR TERM EXPIRING IN 2011

Name, Principal Occupation for Past Five Years and Other Directorships	Age	Year First Elected Director

DAVID C. PARKE is a Managing Director in the investment banking group of Boenning & Scattergood, Inc., West Conshohocken, PA, a full-service investment banking firm.  Prior to joining Boenning & Scattergood in November 2006, he was a Director with Mufson Howe Hunter & Company LLC, Philadelphia, Pennsylvania, an investment banking firm, from October 2003 to November 2006.  From 1992 through 2003, Mr. Parke was Director of Corporate Finance of Investec, Inc. and its predecessor Pennsylvania Merchant Group Ltd., investment banking companies.  Prior to joining Pennsylvania Merchant Group, Mr. Parke served in the corporate finance departments of Wheat First Butcher & Singer, now part of Wachovia Securities, and Legg Mason, Inc., now part of Stifel Nicolaus.
	41	2003

JEFFREY C. SWOVELAND is the Chief Operating Officer of Coventina Healthcare Enterprises, a medical device company specializing in therapeutic warming and multi-modal treatment systems used in the treatment, rehabilitation and management of pain since May 2007.  Previously, Mr. Swoveland served as Chief Financial Officer of Body Media, Inc., a life-science company specializing in the design and development of wearable body monitoring products and services, from September 2000 to May 2007.  Prior thereto, Mr. Swoveland held various positions, including Vice-President of Finance, Treasurer and interim Chief Financial Officer with Equitable Resources, Inc., a diversified natural gas company from 1997 to September 2000.  Mr. Swoveland serves as a member of the Board of Directors of Linn Energy, LLC, a public, independent natural gas and oil company.
	53	1991

JOSEPH E. CASABONA served as Executive Vice President and member of the Board of Directors of Denver based Energy Corporation of America, a natural gas exploration and development company, from 1985 to his retirement in May 2007. Mr. Casabona's responsibilities included strategic planning as well as executive oversight of the drilling operations in the continental United States and internationally.	64	2007

NOMINEES FOR A TWO YEAR TERM EXPIRING IN 2010

RICHARD W. MCCULLOUGH was appointed President in March 2008, elected Vice Chairman of PDC's Board of Directors in December 2007, was appointed Chief Financial Officer in November 2006 and also served as PDC’s Treasurer from November 2006 until October 2007.  Prior to joining PDC, Mr. McCullough served as an energy consultant from July 2005 to November 2006.  From January 2004 to July 2005, Mr. McCullough served as president and chief executive officer of Gasource, LLC, Dallas, Texas, a marketer of long-term, natural gas supplies.  From 2001 to 2003, Mr. McCullough served as an investment banker with J.P. Morgan Securities, Atlanta, Georgia, and served in the public finance utility group supporting bankers nationally in all natural gas matters.  Additionally, Mr. McCullough has held senior positions with Progress Energy, Deloitte and Touche, and the Municipal Gas Authority of Georgia.  Mr. McCullough, a Certified Public Accountant, was a practicing certified public accountant for 8 years.
	56	2007

LARRY F. MAZZA has served as Chief Executive Officer of MVB Bank Harrison, Inc., in Bridgeport, West Virginia since March 2005. Prior to the formation of MVB Bank Harrison, Mr. Mazza served as Senior Vice President Retail Banking Manager for BB&T in West Virginia, where he was employed from June 1986 to March 2005.	47	2007

Continuing Directors with Terms Expiring in 2009

KIMBERLY LUFF WAKIM, an Attorney and a Certified Public Accountant, is a Partner with the Pittsburgh, Pennsylvania law firm, Thorp, Reed & Armstrong LLP, where she serves as a member of the Executive Committee. Ms. Wakim has practiced law with Thorp, Reed & Armstrong LLP since 1990.	49	2003

STEVEN R. WILLIAMS was elected Chairman and Chief Executive Officer in January 2004. Mr. Williams served as President from March 1983 until December 2004.	57	1983

ANTHONY J. CRISAFIO , a Certified Public Accountant, serves as an independent business consultant, providing financial and operational advice to businesses and has done so since 1995. Additionally, Mr. Crisafio has served as the Chief Operating Officer of Cinema World, Inc. from 1989 until 1993 and was a partner with Ernst & Young from 1986 until 1989.	55	2006

Continuing Directors with Term Expiring in 2010

VINCENT F. D'ANNUNZIO has served as president of Beverage Distributors, Inc. located in Clarksburg, West Virginia since 1985.	55	1989

DIRECTOR COMPENSATION

For the 2007-2008 Board term, each non-employee director was paid an annual fee of $55,000 and received 2,000 shares of restricted stock, which was awarded on the date of the 2007 annual meeting.  The Presiding Independent Director was paid an additional fee of $27,500.  Each non-employee director received for services on each committee on which he or she served the following fees:

Committees of the Board	Chair	Non-Chair Member
Audit	$22,500	$10,000
Compensation	7,500	2,500
Executive	-	5,000
Nominating and Governance	7,500	2,500
Planning and Finance	7,500	2,500

Pursuant to the shareholder-approved 2005 Non-Employee Director Restricted Stock Plan, as of the date of each annual shareholders' meeting of the Company, each non-employee director will be awarded a specified number of shares of restricted stock as determined by the Board.  Directors receiving restricted stock under the Restricted Stock Plan will have all of the rights of a shareholder including the right to vote the shares and receive cash dividends and other cash distributions.  Restricted stock will be subject to the restrictions for the restricted period commencing on the date the stock is awarded.

Each non-employee director may also choose to defer a portion or all of their annual cash compensation by participating in the Non-Employee Director Deferred Compensation Plan.  The plan's trustee  invests all cash deposits received exclusively in the common stock of the Company.

On March 8, 2008, the Board of Directors approved compensation for the 2008-2009 Board year. Such compensation is principally the same to the prior Board year with the exceptions that (1) the annual retainers for the Compensation Committee Chairman and members were increased to $10,000 and $5,000 from $7,500 and $2,500, respectively, and (2) subject to shareholder approval, the vesting of prior and future restricted stock awards would be changed as described in Proposal #3 in this proxy.

2007 Director Compensation Table

	Fees Earned
	or Paid		Stock
Name (1)	in Cash		Awards (2)		Total

Kimberly Luff Wakim	$59,000		$72,280		$131,280
Vincent F. D'Annunzio	56,250	(3)	72,280		128,530
David C. Parke	67,125		72,280		139,405
Jeffrey C. Swoveland	94,781		72,280		167,061
Anthony J. Crisafio	57,750		72,280		130,030
Joseph E. Casabona	11,542		64,037	(4)	75,579
Larry F. Mazza	10,625		64,037	(4)	74,662

_______________
(1)
Compensation paid to Messrs. Williams and McCullough for their services as executive officers is shown in the Summary Compensation Table; neither receives additional compensation for services as a Director.

(2)
For all Directors, excluding Messrs. Casabona and Mazza, the amounts represent the grant date fair value of the 2007-2008 term restricted stock award.  The grant date fair value was computed in accordance with FAS 123(R) by multiplying the number of shares awarded (2,000 shares) by the closing price of the Company's common stock on the date of grant ($36.14 on August 28, 2007).

(3)	Includes amounts deferred (100%) pursuant to stock purchase election under the Non-Employee Deferred Compensation Plan.

(4)
Messrs. Casabona and Mazza were appointed to serve on the Company's Board effective October 26, 2007.  The amount represents the grant date fair value of a pro rata portion of the 2007-2008 term restricted stock award.  The grant date fair value was computed in accordance with FAS 123(R) by multiplying the number of shares awarded (1,355 shares) by the closing price of the Company's common stock on the dated of grant ($47.26 on November 12, 2007).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL #1.  PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTE.

PROPOSAL 2: TO CONSIDER AND VOTE UPON A PROPOSAL TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION TO: (1) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES, AND (2) AUTHORIZE 50,000,000 SHARES OF PREFERRED STOCK, WHICH MAY BE ISSUED IN ONE OR MORE SERIES, WITH SUCH RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS AS SHALL BE FIXED BY THE COMPANY’S BOARD OF DIRECTORS FROM TIME TO TIME.

(ITEM 2 ON THE PROXY)

On March 8, 2008, the Board of Directors, believing it to be in the best interests of the Company and its shareholders, authorized, subject to approval of the shareholders, an amendment and restatement of the Company’s Articles of Incorporation to: (1) increase the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares and (2) authorize 50,000,000 shares of Preferred Stock, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time.  As provided in the Nevada General Corporation Law and the Company's Articles of Incorporation, the Company's shareholders are not entitled to pre-emptive rights at such times when the Board issues shares of the Company's Common Stock or Preferred Stock. This summary is qualified in its entirety by reference to the full text of the Articles of Incorporation, as Amended and Restated, which appear  in Exhibit B to this document.

Increase in Authorized Common Stock of the Company. As of April 4, 2008, a total of 14,849,007 shares of the Company’s currently authorized 50,000,000 shares of Common Stock are issued and outstanding. Furthermore, under the Company's Shareholder Rights Plan, implemented on September 13, 2007, the Company must have at least two shares authorized for every share outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. The number of authorized, non-designated shares of Common Stock available for issuance by the Company in the future has been reduced, and the Company’s flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been severely diminished.

Authorization of “Blank Check” Preferred Stock. The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the Board of Directors of a company. Upon the effectiveness of the Articles of Incorporation amendment and restatement, the Board of Directors of the Company will be able to authorize the designation and issuance of up to 50,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Company’s Board of Directors, with no further authorization by shareholders required for the creation and issuance thereof.  When required by law and in accordance with the Nevada Revised Statutes of the State of Nevada, the Board of Directors of the Company will have the express authority to execute, acknowledge and file a certificate of designations setting forth, any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the Preferred Stock. The Board of Directors believes that having such blank check preferred stock available for, among other things, proposed financing transactions, as well as possible issuances in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or businesses, and otherwise, is in the best interest of the Company and its shareholders.

Rights and Preferences with respect to Common Stock. It is not possible to state the actual effects of the proposed Preferred Stock upon the rights of holders of Common Stock unless and until the Company’s Board of Directors determines the respective rights of the holders of one or more series of Preferred Stock. The issuance of shares of Preferred Stock may, however, adversely affect the rights of the holders of Common Stock. If the Company issues Preferred Stock, such Preferred Stock will include certain designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, any of which may dilute the voting power and economic interest of the holders of the Common Stock. For example, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of Preferred Stock would dilute the earnings per share and book value per share of all outstanding shares of Common Stock. In addition, in a liquidation, the holders of the Preferred Stock may be entitled to receive a certain amount per share of Preferred Stock before the holders of the Common Stock receive any distribution. The holders of Preferred Stock may also be entitled to a certain number of votes per share of Preferred Stock and such votes may dilute the voting rights of the holders of Common Stock when the Company seeks to take corporate action. A series of Preferred Stock also may be convertible into shares of Common Stock. Furthermore, Preferred Stock could be issued with certain preferences over the holders of Common Stock with respect to dividends or the power to approve the declaration of a dividend. The aforementioned are only examples of how shares of Preferred Stock, if issued, could result in:

•	reduction of the amount of funds otherwise available for payment of dividends on Common Stock,

•	restrictions on dividends on Common Stock,

•	dilution of the voting power of Common Stock, and

•	restrictions on the rights of holders of Common Stock to share in the Company’s assets on liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock.

Possible Anti-Takeover Effect. As previously disclosed, effective September 11, 2007, the Company adopted a shareholders rights agreement. The proposed article amendments are not needed to implement the shareholders' rights agreement. The increased shares could, however, permit the Company to also issue shares of Common Stock or Preferred Stock that may, depending on the terms of such series, make also more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, this action would be in the best interest of the shareholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares also could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Common or Preferred Stock to vote either separately as a class or with the holders of the Company’s Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders of the Company. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control the Company by obtaining a certain number of seats on the Board of Directors.

Except for shares to be reserved under the Amended and Restated 2005 Non-Employee Director Restricted Stock Plan, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock or Preferred Stock which are to be authorized.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL #2 TO AMEND THE ARTICLES OF INCORPORATION TO: (1) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES AND (2) AUTHORIZE 50,000,000 SHARES OF PREFERRED STOCK, WHICH MAY BE ISSUED IN ONE OR MORE SERIES, WITH SUCH RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS AS SHALL BE FIXED BY THE COMPANY’S BOARD OF DIRECTORS FROM TIME TO TIME, AS IN EXHIBIT A. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR APPROVAL OF THIS PROPOSAL #2

PROPOSAL 3 – AMEND AND RESTATE  2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

(ITEM 3 ON THE PROXY)

Purpose of this Proposal

The purpose of this proposal is to seek shareholder approval of amendments to the Company's 2005 Non-Employee Director Restricted Stock Plan, as amended and restated on March 8, 2008. We refer to this plan as the Director Stock Plan. The Plan increases the number of shares authorized under the Plan from 40,000 to 100,000, and changes the permitted vesting periods.

Our Board of Directors proposes that you approve this amendment and restatement of the 2005 Non-Employee Director Restricted Stock Plan. The following is a fair and complete summary of the Plan as proposed to be amended and restated. This summary is qualified in its entirety by reference to the full text of the Plan which appears as Exhibit B to this document.

Description of the Restricted Stock Plan

The Board of Directors of the Company plays a key role in setting the direction of the Company and representing the shareholders’ interests.  Ongoing changes in rules and regulations governing public corporations and in the general business environment have greatly increased the time and effort required of all directors of publicly traded companies, including the Company’s non-employee Directors.  The Board of Directors annually reviews the compensation package for its non-employee Directors to insure that such compensation package remains competitive and that it (i) compensates its non-employee Directors in a manner that will help attract qualified candidates to serve as non-employee Directors, and (ii) induces incumbent non-employee Directors to continue to serve if the Board of Directors desires that they remain on the Board.

As part of accomplishing these objectives, the Board of Directors adopted and the shareholders approved in 2005 the Petroleum Development Corporation  2005 Non-Employee Director Restricted Stock Plan, which is referred to as the “Director Stock Plan”, to provide the Company’s non-employee Directors with awards of shares of Common Stock, subject to the restrictions and other provisions of the Director Stock Plan. We refer to this director stock as “Restricted Stock.”

The Director Stock Plan reserved 40,000 shares of the Company’s common stock, par value $0.01 per share for issuance .  To date, 26,156 shares of Restricted Stock have been issued to the Company’s non-employee Directors.  The Board of Directors has additionally approved a total of 14,000 restricted shares for the 2008-2009 plan year to the Non-Employee Directors. In order to insure an adequate reserve of shares of the Company’s common stock under the Director Stock Plan for the next several years, which is impacted by the addition of two non-employee Directors to the Board of Directors, the Board of Directors seeks to increase the reserve of shares of the Company's common stock from 40,000 to 100,000.

The Director Stock Plan has also been amended to change the definition as to what constitutes a “Change in Control” of the Company.  As amended, the definition is compliant with the definition used for a “Change of Control” for purposes of Section 409A of the Internal Revenue Code .  The amended definition is intended to be consistent with the definition of “Change in Control” generally used or intended to be used in other Company agreements, including its employment agreements with its executives.

After discussions with its compensation consultant, the Board of Directors also has amended the vesting schedule for the Restricted Stock under the Director Stock Plan to be consistent with what it believes is industry standard.  Currently, the Director Stock Plan provides that the awarded shares of restricted stock will vest upon termination of that director's directorship, whether by retirement from the Board of Directors or by non-election. Beginning with awards of Restricted Stock issued to non-employee Directors at the 2008 Annual Meeting, an award of Restricted Stock will vest 100% on July 1 of the calendar year following the award of the Restricted Stock, if such non-employee Director provides continued service on the Board through such date.  All awards of Restricted Stock made prior to the 2009 plan year to non-employee directors  will  vest 100% on July 1, 2008.

The following table presents the benefits or amounts that will be received by the various PDC non-employee directors if the shareholders approve the amendments to the Director Stock Plan as proposed.  Because one of the amendments of the Director Stock Plan that the Board of Directors is proposing the Company shareholders to approve is the acceleration of vesting, including shares of Restricted Stock that were awarded in previous years, the table below reflects the current fair market value as of April 4, 2008, of the shares of Restricted Stock held by the named directors and assumes that the respective shares were fully vested as of that date.  If the amendments to the Director Stock Plan are approved by the Company shareholders at the 2008 Annual Meeting, the shares referenced in the table will vest as of July 1, 2008.  On April 4, 2008, the closing price per share of the Company's common stock on the NASDAQ Stock Exchange was $73.82.

New Plan Benefits

2005 Non-Employee Director Restricted Stock Plan

	Date of	Number of Restricted Shares	Grant Date Fair Value of	Market Value of Shares That Have Not Vested (2)
Name of Non-Employee Director	Grant	Awarded	Award (1)	12/31/2007	4/4/2008

Vincent F. D'Annunzio	6/10/2005	1,379	$39,991	$81,540	$101,798
	9/15/2006	1,379	53,753	81,540	101,798
	8/28/2007	2,000	72,280	118,260	147,640
		4,758	166,024	281,340	351,236

Jeffrey C. Swoveland	6/10/2005	1,379	39,991	81,540	101,798
	9/15/2006	1,379	53,753	81,540	101,798
	8/28/2007	2,000	72,280	118,260	147,640
		4,758	166,024	281,340	351,236

Kimberly Luff Wakim	6/10/2005	1,379	39,991	81,540	101,798
	9/15/2006	1,379	53,753	81,540	101,798
	8/28/2007	2,000	72,280	118,260	147,640
		4,758	166,024	281,340	351,236

David C. Parke	6/10/2005	1,379	39,991	81,540	101,798
	9/15/2006	1,379	53,753	81,540	101,798
	8/28/2007	2,000	72,280	118,260	147,640
		4,758	166,024	281,340	351,236

Anthony J. Crisafio	10/25/2006	1,035	47,517	61,200	76,404
	8/28/2007	2,000	72,280	118,260	147,640
		3,035	119,797	179,460	224,044

Joseph E. Casabona	11/12/2007	1,355	64,037	80,121	100,026

Larry F. Mazza	11/12/2007	1,355	64,037	80,121	100,026

All non-employee directors as a group		24,777	$911,967	$1,465,062	$1,829,040

(1)
Grant date fair value is computed by multiplying the number of shares awarded by the closing price of the Company's common stock on the date of grant, which was $29.00 on June 10, 2005, $38.98 on September 15, 2006, $45.91 on October 25, 2006, $36.14 on August 28, 2007, and $47.26 on November 12, 2007.

(2)	The market value of shares is based on the closing price of the Company's common stock on the respective dates, which was $59.13 on December 31, 2007, and $73.82 on April 4, 2008.

The Director Stock Plan has also been amended to clarify that a non-employee Director may satisfy his or her withholding obligations, with respect to Restricted Stock which has vested and become taxable, by a net exercise which means that the Company may withhold a certain number of shares equal in market value to the amount of the withholding tax.

The Director Stock Plan is being presented to the shareholders for your approval as required by the Director Stock Plan and listing standards of the NASDAQ Stock Market.

Vote Required

The affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Director Stock Plan, as amended.

Summary Description of the Director Stock Plan

The following summary of the terms of the Director Stock Plan is qualified in its entirety by reference to the text of the Director Stock Plan, which is attached as Exhibit B to this Proxy Statement.  The amendments to the Director Stock Plan were adopted by the Board of Directors effective as of March 8, 2008, subject to your approval.

Administration

The Director Stock Plan is administered by the Compensation Committee of the Board of Directors or such other committee of Directors as may be designated by the Board (the “Committee”).

Eligibility

Only Directors who are not employees of the Company or its subsidiaries are eligible to participate in the Director Stock Plan.  Currently seven Directors of the Company are eligible to participate.  However, because the size of the Board could change or other non-employee Directors could be elected, the total number of persons who will be eligible to participate in the future and the respective benefits to be accorded to them cannot be determined at this time.

Stock Available for Issuance through the Director Stock Plan

Up to 100,000 shares of the Company’s common stock, par value $0.01 per share, are authorized for issuance through the Director Stock Plan.  The Board has approved  2,000 shares to be issued to each non-employee Director for the plan year ending on June 30, 2009.  If the shareholders approve the amendments proposed in this proxy statement, there will be 59,844 shares available for future issuance under the Director Stock Plan (after the 2008 awards referenced in this paragraph).  Shares issued under the Director Stock Plan may be either authorized but unissued shares, previously issued shares of stock reacquired by the Company, including shares purchased in the open market, or any combination thereof.  On April 4, 2008 the closing price for a share of the Company’s common stock on the NASDAQ National Market was $73.82.

The Director Stock Plan provides for appropriate adjustment in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a recapitalization, reorganization, merger, stock split, or certain other events.

Description of Awards under the Plan

As of the date of each annual meeting of shareholders (“Annual Meeting”), each non-employee Director will be awarded that number of shares of Restricted Stock as determined by the Board, after consideration of the recommendations of the Committee. A non-employee Director who is elected to the Board on a date other than the date of an Annual Meeting will be awarded that number of shares of Restricted Stock as determined by the Board, after consideration of the recommendations of the Committee. The amount of the award for the upcoming plan year will be disclosed in the Company's proxy statement for the Company's Annual Meeting of Shareholders.  For 2008, the Board has determined to award each non-employee Director 2,000 shares of Restricted Stock on the date of the Annual Meeting.  Non-employee Directors receiving Restricted Stock will have, subject to the provisions of Director Stock Plan, all of the rights of a shareholder with respect to the shares of Restricted Stock including the right to vote the shares and receive cash dividends and other cash distributions thereon.

Restricted Stock will be subject to the restrictions for a period (the “Restricted Period”) commencing on the date as of which the Restricted Stock is awarded and ending on the earliest of the first to occur of the following:

•	the retirement of the non-employee Director from the Board in compliance with the Board's retirement policy as then in effect;

•	the termination of the non-employee Director's service on the Board as a result of the non-employee Director's not being nominated for reelection by the Board.

•
the termination of the non-employee Director's service on the Board because of the non-employee Director's resignation or failure to stand for reelection with the consent of the Board (which means approval by at least 80% of the directors voting, with the affected non-employee Director abstaining);

•	the termination of the non-employee Director's service on the Board because the non-employee Director, although nominated for reelection by the Board, is not reelected by the shareholders;

•
the termination of the non-employee Director's service on the Board because of (i) the non-employee Director's resignation at the request of the Nominating and Governance Committee of the Board, (ii)  the non-employee Director's removal by action of the shareholders or by the Board, or (iii) a Change in Control of the Company;

•
the termination of the non-employee Director's service on the Board because of disability or death.  “Disability” will have the meaning ascribed to such term in the Company's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee; or

•	continued service on the Board through July 1 of the calendar year following the year of the award of the Restricted Stock;

A “Change in Control” of the Company is deemed to have occurred as of the first day that any one or more of the following conditions will have been satisfied:

1.
Change in Ownership: A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, excluding the acquisition of additional stock by a person or more than one person acting as a group who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company.

2.	Change in Effective Control: A change in effective control of the Company occurs on the date that either:

(A)           Any one person, or more than one person acting as a group, acquires (or has acquired during the l2-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(B)           A majority of the members of the Board is replaced during any l2-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; provided, that this paragraph (B) will apply only to the Company if no other corporation is a majority shareholder.

3.
Change in Ownership of Substantial Assets: A change the ownership of a substantial portion of the Company's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the l2-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

If a non-employee Director ceases to be a member of the Board for any other reason, including but not limited to removal or resignation for “Cause,” the non-employee Director will forfeit to the Company all Restricted Stock awarded to the non-employee Director for which the Restricted Period has not ended.  For purposes of the Director Stock Plan, “Cause” will be a good faith determination by the Board that the non-employee Director (i) failed to substantially perform his or her duties (other than a failure resulting from his or her incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to the non-Employee Director by the Board, which demand specifically identifies the manner in which the Board believes he or she has not substantially performed his or her duties; (ii) has engaged in conduct the consequences of which are materially adverse to the Company, monetarily or otherwise; or (iii) has pleaded guilty to or been convicted of a felony.  The non-employee Director will not be deemed to have been terminated for Cause unless there shall have been delivered to the non-employee Director a letter setting forth the reasons for the Company's termination of the non-employee Director for Cause and the Director has failed to cure that reason for termination within thirty days after the receipt of the notice.

Following satisfaction of the Restricted Period, the Restricted Stock will be released to the non-employee Director, free and clear of all restrictions and other provisions of the Director Stock Plan.  The non-employee Director will continue to be subject to the restrictions imposed by the federal securities laws, including resale limitations under the Securities Act of 1933 and the ownership reporting requirements of Section 16(a) under the Securities Exchange Act and the short-swing profits provisions of Section 16(b) of the Exchange Act.

Any additional Company stock or other securities or property (other than cash) that may be issued with respect to Restricted Stock as a result of any stock dividend, stock split, business combination or other event, will be subject to the restrictions and other provisions of the Director Stock Plan.  The Company will have the right to withhold from any settlement of stock made under the Director Stock Plan any federal, state, or local taxes of any kind subsequently required by law to be withheld or paid by the Company on behalf of a non-employee Director with respect to the settlement.  If any such taxes are imposed, the subject non-employee Director will be required to make arrangements satisfactory to the Company for the satisfaction of any such withholding tax obligation, including satisfaction of such withholding tax obligation through a net exercise.  The Company will not be required to deliver stock under the Director Stock Plan until any such obligation is satisfied.  Neither the establishment of the Director Stock Plan nor the awarding of Restricted Stock to a non-employee Director will be considered to give the non-employee Director any right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by the Director Stock Plan.

Nontransferability

The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and neither the right to receive Restricted Stock nor any interest under the Director Stock Plan may be assigned by a non-employee Director, until such time as the restriction has lapsed in accordance with the terms of the Director Stock Plan.

Amendment and Termination of the Director Stock Plan

The Board may at any time amend or terminate the Director Stock Plan provided that no amendment or termination may, without the written consent of the affected non-employee Director, adversely affect the non-employee Director's rights under outstanding awards of Restricted Stock.  Shareholder approval of any such amendment will be required if it is required under law or any exchange on which any of the Company's equity securities are listed.

Tax Treatment of the Director Stock Plan

The federal income tax consequences of the issuance of awards under the Director Stock Plan are described below.  The following information is only a summary of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership of the awards.

A recipient will not be taxed at the date of an award of shares of Restricted Stock under the Director Stock Plan, but will be taxed at ordinary income rates on the fair market value of any Restricted Stock as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such Restricted Stock to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the Restricted Stock as of the date of such transfer.  The Company will be entitled to a corresponding deduction.  Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the Restricted Period (or on the date of the transfer of the Restricted Stock, if the non-employee Director elects to be taxed on the fair market value upon such transfer).  Dividends received by a recipient during the Restricted Period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the Restricted Stock upon transfer, in which case they will thereafter be taxable to the non-employee Director as dividends and will not be deductible by the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL #3 TO AMEND AND RESTATE THE 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK CAST AT THE MEETING REPRESENTED IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL #3.

PROPOSAL 4 - RATIFICATION OF SELECTION OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has the authority to appoint and discharge the independent registered public accounting firm.  On March 8, 2008, the Audit Committee recommended and the Board ratified, upon the recommendation of the audit committee, the engagement of PricewaterhouseCoopers LLP ("PwC") as the Company’s independent registered public accounting firm with respect to its year ending December 31, 2008.  The Board is submitting the appointment of PwC to the shareholders for ratification.  If the appointment of PwC is not ratified, the Board will require the Audit Committee to reconsider its selection.  A representative of PwC is expected to be present at the meeting, will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions.  It is not expected that representatives of KPMG LLP ("KPMG"), the Company’s independent registered public accounting firm for 2006, will be present at the 2008 Annual Meeting of Shareholders.

During the Company’s fiscal years ended December 31, 2006 and 2005, and through May 24, 2007, the Company did not consult with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to any of the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in paragraph 304(a)(1)(iv) of Regulation S-K, or a reportable event required to be reported under paragraph 304(a)(1)(v) of Regulation S-K.

On May 24, 2007, the Audit Committee recommended, and the Board ratified, the dismissal of KPMG as its independent registered public accounting firm.  The audit reports of KPMG on the consolidated financial statements of the Company as of December 31, 2006 and 2005, and for the three years ended December 31, 2006, contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

The audit report of KPMG on the Company’s consolidated financial statements as of December 31, 2006 and 2005, and for the three years ended December 31, 2006, dated May 22, 2007, indicated that, as described in Note 1 to such consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and the Company changed its method of quantifying errors based on SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, in 2006.

The audit reports of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that:

(1)
KPMG's report as of December 31, 2006, includes an explanatory paragraph stating that “the Company acquired Unioil on December 6, 2006, and management excluded from its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2006, Unioil’s internal control over financial reporting associated with total assets of $26.1 million and total revenues of $0.3 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2006.  Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Unioil.”

(2)
KPMG’s reports indicate that the Company did not maintain effective internal control over financial reporting as of December 31, 2006 and 2005, because of the effect of material weaknesses on the achievement of the objectives of the control criteria as described below:

Material Weaknesses as of December 31, 2006, Identified in KPMG’s Report

•
The Company did not have effective policies and procedures to ensure the timely reconciliation, review and adjustment of significant balance sheet and income statement accounts.  As a result, material misstatements were identified during the Company's closing process in certain significant balance sheet and income statement accounts of the Company’s 2006 consolidated financial statements.  This deficiency resulted in a more than remote likelihood that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected.

•
The Company did not have effective policies and procedures, or personnel with sufficient technical expertise to ensure proper accounting for derivative instruments.  Specifically, the Company’s internal control processes did not ensure the completeness of all derivative contracts related to oil and gas sales, and also did not ensure the determination of the fair value of certain derivatives.  As a result, misstatements were identified in the fair value of derivatives and related income statement accounts of the Company’s 2006 consolidated financial statements.  This deficiency resulted in a more than remote likelihood that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected.

•
The Company did not have effective policies and procedures to ensure proper accounting for oil and gas properties.  Specifically, the Company’s review procedures were not sufficient to ensure that the calculations of depreciation and depletion were performed accurately and that the capitalization of costs was performed in accordance with the applicable authoritative accounting guidance.  As a result, misstatements were identified in 2006 in depreciation, depletion and amortization expense of the Company’s consolidated financial statements.  This deficiency resulted in a more than remote likelihood that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected.

Material Weaknesses as of December 31, 2005, Identified in KPMG’s Report

The Company did not have effective policies and procedures, and was not adequately staffed with accounting personnel possessing an appropriate level of technical expertise in U.S. generally accepted accounting principles, as further described below:

•
The Company did not have effective policies and procedures, or personnel with sufficient technical expertise, to properly account for derivative transactions in accordance with generally accepted accounting principles.  Specifically, the Company's policies and procedures relating to derivatives transactions were not designed effectively to ensure that each of the requirements for hedge accounting was evaluated appropriately with respect to the Company's commodity based derivatives.  Additionally, the Company's policies and procedures relating to the derivative transactions entered into on behalf of affiliated partnerships were not adequate to ensure these transactions were recorded properly in the financial statements.  As a result, a misstatement was identified in the fair value of derivatives and the oil and gas price risk management loss accounts that was corrected prior to the issuance of the Company's 2005 consolidated financial statements.  This deficiency results in more than a remote likelihood that a material misstatement of the Company's annual or interim consolidated financial statements would not be prevented or detected.

•
The Company did not have effective policies and procedures, or personnel with sufficient technical expertise, to ensure compliance with appropriate accounting principles for its oil and gas properties.  Specifically, the Company's policies and procedures were not designed effectively to ensure that the calculation of depreciation and depletion and the determination of impairments were performed in accordance with the applicable authoritative accounting guidance.  As a result, misstatements were identified in the accumulated depreciation, depletion and amortization and the depreciation, depletion and amortization expense accounts that was corrected prior to the issuance of the Company's 2005 consolidated financial statements.  This deficiency results in more than a remote likelihood that a material misstatement of the Company's annual or interim consolidated financial statements would not be prevented or detected.

•
The Company did not have effective policies and procedures, or personnel with sufficient technical expertise, to ensure proper accounting and disclosure for income taxes.  Specifically, the Company's policies and procedures did not provide for appropriate control documentation or supervisory review of permanent and temporary differences, or assessment of tax reserves to ensure that they were properly reflected and disclosed in the Company's financial statements.  As a result, misstatements were identified in the deferred income tax liability and income tax expense accounts in the Company's preliminary 2005 consolidated financial statements.  This deficiency results in more than a remote likelihood that a material misstatement of the Company's annual or interim consolidated financial statements would not be prevented or detected.

•
The Company did not have effective policies and procedures, or personnel with sufficient technical expertise, to ensure that its accounting for asset retirement obligations complied with generally accepted accounting principles.  Specifically, the Company's policies and procedures regarding the estimate of the fair value of the asset retirement obligations were not designed effectively to ensure that it was estimated in accordance with FAS No. 143, Asset Retirement Obligations.  This deficiency results in more than a remote likelihood that a material misstatement of the Company's annual or interim consolidated financial statements would not be prevented or detected.

•
The Company did not have effective policies and procedures, or personnel with sufficient technical expertise, to provide for adequate monitoring and assessment of the application of accounting principles, standards or rules as it relates to proportionate consolidation in a timely manner.  As a result of this control deficiency, the Company did not appropriately eliminate its proportionate share of transactions with the Company sponsored limited partnerships, which resulted in the restatement of the Company's financial statements for the first three quarters of 2005, the years ended December 31, 2004, 2003, 2002, and 2001 and each of the quarters in 2004 and 2003.

During the two years ended December 31, 2006, and the subsequent interim period through May 24, 2007, there were no: 1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its audit reports on the Company’s financial statements for such years, or 2) reportable events, except for the material weaknesses described above.

KPMG has been authorized to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of the foregoing.

In connection with its change in independent registered public accounting firm, the Company provided KPMG with a copy of the foregoing statements and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether KPMG agreed with the foregoing statements, and, if not, stating the respects in which KPMG did not agree.  KMPG furnished the Company with such a letter, addressed to the SEC.  A copy of KPMG's letter was filed as an Exhibit to a Current Report on Form 8-K filed with the SEC on May 31, 2007.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed to the Company by PwC and KPMG for services.

	PwC		KPMG
	2007	2006	2007	2006

Audit fees (1)	$3,516,203	$-	$640,659	$3,261,822
Audit related fees (2)	238,771	-	205,234	983,701
Tax fees (3)	1,212,035	346,743	-	-
Other fees (4)	65,416	-	99,013	-
Total fees	$5,032,425	$346,743	$944,906	$4,245,523

_______________

(1)
Audit fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company's of our annual consolidated financial statements and the report on management's assessment of internal control over fianncial reporting and the effectiveness of the Company's internal control over financial reporting, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under “Audit fees.”  Fees billed by PwC include primarily amounts related to the offering of the Company's 12% Senior Notes.  Fees billed by KPMG include amounts related to the audit of the annual financial statements of the Company-sponsored drilling partnerships.

(3)	Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company and its Company-sponsored drilling partnerships.

(4)
All other fees consist of aggregate fees billed for products and services other than the services reported above.  Fees billed by PwC were for services related to the investigation of the potential offering of a MLP.  Fees billed by KPMG were for services related to the Company's 12% Senior Notes Offering Memorandum.

Audit Committee Pre-Approval Policies and Procedures

The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by its Independent Registered Public Accounting Firm be subject to pre-approval by the Audit Committee or authorized members of the Committee.  The Audit Committee has adopted policies and procedures for pre-approval of all audit services and non-audit services to be provided by the Company's Independent Registered Public Accounting Firm.  Services necessary to conduct the annual audit must be pre-approved by the Audit Committee annually at a meeting.  Permissible non-audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature.  Permissible non-audit services, which are not eligible for annual pre-approval, to be conducted by the independent accountant must be pre-approved individually by the full Audit Committee or by an authorized Audit Committee member.  Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed.  The duties of the Committee are described in the Audit Committee Charter, which is available at the Company's website under Corporate Governance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL #4.  PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK CAST AT THE MEETING REPRESENTED IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL #4.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed of five directors (four prior to October 2007) and operates under a written charter adopted by the Board of Directors.  Each member of the committee meets the independence requirements of Rule 4200(a)(15) of the NASDAQ's listing standards.  The duties of the Committee are summarized in this proxy statement under "Committees of the Board of Directors" and are more fully described in the charter, which is available at the Company’s website under “Corporate Governance.”

Management is responsible for the Company's internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles.  The Company's Independent Registered Public Accounting Firm is responsible for performing an independent audit of consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.  The Committee's responsibilities include monitoring and overseeing these processes.

The Committee met nine times during 2007, and has continued to meet frequently during 2008.  In addition to normal meetings to accomplish the work of the Committee, the Committee also held numerous meetings with the management of the Company and PricewaterhouseCoopers LLP ("PwC") to review the progress on the implementation of improved internal controls early in the year, and regarding the causes, impacts and corrective measures related to the Company's historical accounting errors and financial statements at various times throughout 2007 and into early 2008.

In this context, the Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2007 (the "audited financial statements") with management and the Company's Independent Registered Public Accounting Firm for 2007, PwC.  The Committee also discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees), and PwC directly provided reports on significant matters to the Committee.

The Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with PwC its independence from the Company.

The Committee has discussed with management and PwC such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

On March 8, 2008, the Board approved the Committee's recommendation to appoint PwC to serve as the Company's Independent Registered Public Accounting Firm for 2008.  In connection therewith, the Audit Committee considered whether the provision of non-audit services by PwC prior to their engagement was compatible with maintaining the Independent Registered Public Accounting Firm’s independence.  This appointment is subject to ratification by the Company's shareholders.

Jeffrey C. Swoveland, Chair
Kimberly Luff Wakim
David C. Parke
Anthony J. Crisafio
Joseph E. Casabona

AUDIT COMMITTEE
of the Board of Directors

ALL OTHER BUSINESS THAT MAY COME BEFORE THE 2008 ANNUAL MEETING

As of the date of this proxy statement, the Board is not aware of any matters to be brought before the 2008 Annual Meeting other than the matters set forth in this proxy statement.  However, if other matters properly come before the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding ownership of the Company's common stock as of April 4, 2008, by (a) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock; (b) each director of the Company; (c) each executive officer; and (d) all directors and executive officers as a group.  As of April 4, 2008, 14,849,007 common shares of the Company were issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned

FMR LLC
82 Devonshire Street
Boston, MA 02109	2,276,260	(1)	15.3%

Steinberg Asset Management, LLC
12 East 49th Street
New York, NY 10017	1,531,255	(2)	10.3%

Dimensional Fund Advisors LP
1299 Ocean Avenue
Santa Monica, CA 90401	1,238,580	(3)	8.3%

Kayne Anderson Rudnick Investment Management, LLC
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067	917,857	(4)	6.2%

Barclays Global Investors, NA.
45 Fremont Street
San Francisco, CA 94105	842,151	(5)	5.7%

Steven R. Williams	297,665	(6)	2.0%

Eric R. Stearns	65,573	(7)	*

Richard W. McCullough	2,364	(8)	*

Darwin L. Stump	22,546	(9)	*

Daniel W. Amidon	-	(10)	*

Barton R. Brookman, Jr.	7,182	(11)	*

Vincent F. D'Annunzio	22,317	(12)	*

Jeffrey C. Swoveland	10,158	(13)	*

Kimberly Luff Wakim	3,099	(14)	*

David C. Parke	1,371	(15)	*

Anthony J. Crisafio	-	(16)	*

Joseph E. Casabona	-	(17)	*

Larry F. Mazza	-	(18)	*

All directors and executive officers as a group (13 persons)(19)	432,275	(20)	2.9%

_______________
* Represents less than 1% of the outstanding shares of common stock.

(1)	According to the Schedule 13G filed by FMR LLC with the SEC on February 14, 2008.
(2)	According to the Schedule 13G filed by Steinberg Asset Management, LLC with the SEC on February 11, 2008.
(3)	According to the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 6, 2008.
(4)	According to the Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC with the SEC on February 8, 2008.
(5)	According to the Schedule 13G filed by Barclays Global Investors, NA. with the SEC on February 6, 2008.
(6)	Excludes 43,070 restricted shares subject to vesting greater than 60 days; includes 8,160 shares subject to options exercisable within 60 days of April 4, 2008.
(7)	Excludes 21,778 restricted shares subject to vesting greater than 60 days; includes 4,939 shares subject to options exercisable within 60 days of April 4, 2008.
(8)	Excludes 22,126 restricted shares subject to vesting greater than 60 days; includes 833 shares subject to options exercisable within 60 days of April 4, 2008.
(9)	Excludes 7,807 restricted shares subject to vesting greater than 60 days; includes 4,348 shares subject to options exercisable within 60 days of April 4, 2008.
(10)	Excludes 11,511 restricted shares subject to vesting greater than 60 days.
(11)	Excludes 19,893 restricted shares subject to vesting greater than 60 days.
(12)	Excludes 2,000 restricted shares subject to vesting greater than 60 days.
(13)	Excludes 4,758 restricted shares subject to vesting greater than 60 days.
(14)	Excludes 3,379 restricted shares subject to vesting greater than 60 days.
(15)	Excludes 4,758 restricted shares subject to vesting greater than 60 days.
(16)	Excludes 3,035 restricted shares subject to vesting greater than 60 days.
(17)	Excludes 1,355 restricted shares subject to vesting greater than 60 days.
(18)	Excludes 1,355 restricted shares subject to vesting greater than 60 days.
(19)	Address: 120 Genesis Blvd., Bridgeport, WV 26330
(20)	Excludes 148,825 restricted shares subject to vesting greater than 60 days; includes 18,280 shares subject to options exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and holders of more than 10% of the common stock are required by regulations promulgated by the Commission pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.  The Company assists officers and directors, and will assist beneficial owners, if any, of more than 10% of the common stock, in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on its review of the copies of such forms received by it, the Company believes that since January 1, 2007, all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were met with the following exception.  On December 13, 2007, restricted stock vested for the following persons: Steven R. Williams, Thomas E. Riley, Richard W. McCullough, Eric R. Stearns and Darwin L. Stump, and such officers elected to receive the restricted stock net of stock sufficient to pay taxes, which was withheld to pay taxes.  This stock withholding was reportable, and was not reported until December 21, 2007.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and establish the Board's policies on a number of corporate governance issues.  The Guidelines are posted under “Governance Policies” in the Corporate Governance section of the Company's internet site at www.petd.com.  They are also available to any shareholder on request; see "Contact Information" above.

Board of Directors

The Company's By-Laws provide that the number of members of the Board of Directors shall be designated from time to time by a resolution of the Board; and the Board has currently designated the number of directors as nine.  The By-Laws provide that the Board shall be divided into three separate classes of directors which are required to be as nearly equal in number as practicable.  At each annual meeting of shareholders one class of directors, whose term expires, will be elected to a term of three years.  The classes are staggered so that the term of one class expires each year.  There is no family relationship between any director or executive officer and any other director or executive officer of the Company.  There are no arrangements or understandings between any director or officer and any other person pursuant to which the person was selected as an officer.

Director Independence

Subject to some exceptions and transition provisions, the NASDAQ Listing standards generally provide that a director will not be independent if:

(A)	the director is, or at any time during the past three years was, employed by the Company;

(B)
the director or a member of the director's immediate family has received from the Company compensation of more than $100,000 during any period of 12 consecutive months within the three years preceding the determination of independence other than for service as a director; or compensation paid to a family member who is an employee of the Company (other than an executive officer);

(C)	the director is a family member of an individual who is, or at any time during the past three years was, an executive officer of the Company;

(D)
the director or a member of the director's immediate family is a partner in, or a controlling person of, or an executive officer of any organization to which PDC made, or from which PDC received, payments for property or services in the current or any of the three past fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more;

(E)
the director or a member of the director's immediate family is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers serves on the compensation committee of the other entity; or

(F)
the director or a member of the director's immediate family is a current partner of PwC, the Company's independent registered public accounting firm, or during the past three years was a partner or employee of either PwC or KPMG, the Company's former independent registered public accounting firm.

Audit Committee members are subject to additional, more stringent NASDAQ and Exchange Act requirements.

The Board has reviewed business and charitable relationships between the Company and each non-employee director to determine compliance with the NASDAQ Listing standards described above and to evaluate whether there are any other facts or circumstances that might impair a director's independence.  The Board has determined that all non-employee directors are independent under NASDAQ Marketplace Rule 4200 and the Exchange Act.

Board Meetings and Attendance

The Board met 15 times in 2007.  Each of PDC's directors attended at least 75% of the aggregate Board and committee meetings (on which he or she served) during 2007.

Annual Meeting Attendance

As specified in the Company's Corporate Governance Guidelines, directors are strongly encouraged to attend the annual meeting of shareholders.  All directors attended last year's meeting.

Committees of the Board

The following table identifies the current membership and chair of the five standing committees of the Board.

Name	Audit	Compensation	Executive	Nominating and Governance	Planning and Finance

Jeffrey C. Swoveland	Chair	–	Member	–	Member
Kimberly Luff Wakim	Member	Member	–	Member	–
Vincent F. D'Annunzio	–	Member	Member	Chair	–
David C. Parke	Member	Chair	–	Member	Chair
Anthony J. Crisafio	Member	Member	–	–	–
Larry F. Mazza	–	Member	–	Member	–
Joseph E. Casabona	Member	–	–	–	Member
Richard W. McCullough	–	–	Member	–	Member
Steven R. Williams	–	–	Chair	–	–

The non-employee directors generally meet in "executive sessions" without the presence of employee directors at their discretion in connection with each regularly scheduled board meeting.  Mr. Swoveland serves as Presiding Independent Director at these sessions; however, the other non-employee directors may, in the event of his absence, select another director to preside over a particular session.

Audit Committee

The Audit Committee, which met nine times in 2007, is composed entirely of persons whom the Board has determined to be independent under NASDAQ Marketplace Rule 4200(a)(15), Section 301 of the Sarbanes-Oxley Act of 2002 and Section 10A(m)(3) of the Exchange Act.  Mr. Swoveland chairs the committee; other audit committee members are Ms. Wakim and Messrs. Parke, Crisafio and Casabona.  The Board has determined that Mr. Swoveland, Ms. Wakim, Mr. Crisafio and Mr. Casabona qualify as audit committee financial experts as defined by SEC regulations and that all the audit committee members are independent of management.  The Audit Committee’s purpose is to assist the Board in monitoring the integrity of the financial reporting process, systems of internal controls and financial statements of the Company, and compliance by the Company with legal and regulatory requirements.  Additionally, the committee is directly responsible for the appointment, compensation and oversight of the independent auditors employed by the Company for the purpose of preparing or issuing an audit report or related work and to assess the need for an internal audit function and recommend its establishment when deemed appropriate.

In performing its responsibilities, the Audit Committee monitors the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; monitors the independence of the Independent Registered Public Accounting Firm; and provides an avenue of communications among the Independent Registered Public Accounting Firm, management and the Board of Directors.  The Board has adopted a Charter of the Audit Committee which is posted on the Company's website.  The Board continues to assess the adequacy of the Charter and will revise it as necessary.

Compensation Committee

The Board has determined that all members of the Compensation Committee are independent of the Company under Rule 4200(a)(15) of the NASDAQ's listing standards.  The Compensation Committee met 10 times in 2007.  The Board has adopted a Compensation Committee Charter which is posted on the Company's website.

The purpose and functions of the Compensation Committee are to (1) oversee the development of a compensation strategy for the Company, (2) oversee the administration of the Company's compensation programs, (3) evaluate the performance of and set compensation for the Chief Executive Officer, (4) review and approve the elements of compensation for other executive officers of the Company, (5) negotiate the terms of employment agreements with executive officers of the Company, (6) review and recommend to the full Board compensation of the Company's Directors and changes in compensation levels to the Board of Directors, (7) approve equity grants and recommend equity-based incentive plans necessary to implement the Company's compensation strategy, and (8) administer all equity-based incentive programs of the Company.

Compensation Committee Interlocks and Insider Participation.

There are no Compensation Committee interlocks.

Executive Committee

The purpose and functions of the Executive Committee are to exercise the powers and duties of the Board between Board meetings and, while the Board is not in session, implement the policy decisions of the Board.  The Board has adopted an Executive Committee Charter which is posted on the Company's website.

Nominating and Governance Committee

The Board has determined that all members of the Nominating and Governance Committee are independent of the Company under Rule 4200(a)(15) of the NASDAQ's listing standards.  The Nominating and Governance Committee met five times in 2007.  The purpose and functions performed by the Committee are to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of shareholders or fill any vacancies; (2) recommend to the Board corporate governance guidelines applicable to the Company; (3) lead the Board in its annual review of the Board's performance and (4) recommend to the Board director nominees for each committee.  The Board has adopted a Charter for the Nominating and Governance Committee.  The Charter has been posted on the Company's website.

Director Qualifications and Selection

The Board has adopted Director Nomination Procedures that prescribe the process the Nominating and Governance Committee will use to select the Company’s nominees for election to the Board.  The Nominating and Governance Committee evaluates each candidate based on the candidate's level and diversity of experience and knowledge (specifically within the industry and relevant industries in which the Company operates, as well as his or her general overall experience and knowledge), skills, education, reputation and integrity, professional stature and other factors that may be relevant depending on the particular candidate.

Additional factors considered by the Committee include the size and composition of the Board at a particular time, and allowing the Company to benefit from having a broad mixture of skills, experience and perspectives on the Board.  Accordingly, one or more of these factors may be given more weight in a particular case at a particular time, no single factor would be viewed as determinative, and the Committee has not specified any minimum qualifications that the Committee believes must be met by any particular nominee.  The Company's Director Nomination Procedures are posted on the Company's website.

The Committee identifies director candidates primarily through recommendations made by the non-employee directors.  These recommendations are developed based on the directors' own knowledge and experience in a variety of fields, and research conducted by PDC staff at the Committee's direction.  The Committee also considers recommendations made by the employee directors, employees, shareholders, and others, including search firms.  All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the guidelines.  The Committee has the authority to engage consultants to help identify or evaluate potential director nominees but has not done so recently.

Shareholder Recommendations

The Company's Nominating and Governance Committee will consider director candidates recommended by shareholders of the Company.  Any shareholder who wishes to recommend a prospective Board nominee to the Committee should notify the Nominating and Governance Committee of their recommendation by writing to the Committee at the Company's headquarters, or by sending the information via email to board@petd.com.  All recommendations will be received by the Nominating and Governance Committee.

A submission recommending a candidate should include:

•	Sufficient biographical information to allow the Committee to evaluate the candidate in light of the guidelines;

•	An indication as to whether the proposed candidate will meet the requirements for independence under the NASDAQ guidelines;

•	Information concerning any relationships between the candidate and the shareholder recommending the candidate; and

•	Material indicating the willingness of the candidate to serve if nominated and elected.

Shareholder Nominations

Shareholders who wish to may nominate candidates for election to the Board.  The Company's By-Laws require shareholders who wish to submit nominations of persons for election to the Board of Directors at the annual meeting of shareholders to follow certain procedures.  The shareholder must give written notice to the Corporate Secretary at Petroleum Development Corporation, 120 Genesis Boulevard, Bridgeport, West Virginia 26330 or may email notice to board@petd.com, not later than 80 days prior to the first anniversary of the preceding year's annual meeting or within 10 days of the Company's public announcement of the date of its annual shareholder meeting.  The shareholder notice also must be received by the Company no earlier than 90 days prior to the annual meeting. The shareholder must be a shareholder of record at the time the notice is given.  The written notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (1) the name and address of the shareholder, as they appear on the Company's books, and of such beneficial owner and (2) the class and number of shares of the Company's securities that are beneficially owned by such shareholder and the beneficial owner; and (c) any material interest of such shareholder and such beneficial owner in such nomination.

Planning and Finance Committee

The purpose of the Planning and Finance Committee is to oversee the responsibilities of the Board relating to planning and finance, including: (1) to organize and oversee the Board’s participation in the development of the Strategic Plan and the risk assessment and management process; (2) to follow the progress in the implementation of the Strategic Plan and to advise the Board if additional Board action appears to be needed to assure successful implementation of the plan or if a need exists to revise the plan in the face of changing conditions or other factors; (3) to assure that management is addressing the personnel requirements for the successful implementation of the Strategic Plan; (4) to assure that a talent-rich organization is being developed to address both current and future leadership needs; (5) to assure that robust management development and succession planning processes are developed and implemented for management at all levels in the Company; and (6) work with the CFO and other executive management regarding corporate financial matters including operating and capital budgets, capital structure, dividends, and other significant financial and capital issues.  The Board has adopted a charter for the Planning and Finance Committee which is posted on the Company’s website.

CEO Succession

During 2007 the current CEO communicated to the Board his intention to retire during 2008. The Board designated a committee comprised of five independent Board members serving at the time (Swoveland (Chair), Wakim, D'Annunzio, Parke and Crisafio) to serve as a search committee for a new CEO and to recommend a successor to the Board. The Search Committee developed a process, identified and evaluated candidates, and recommended to the Board that Richard W. McCullough, the Company's CFO be the next CEO. In December 2007, the full Board approved the recommendation.

Communications with Directors

Shareholders wishing to communicate with the Board or a committee may do so by writing to the attention of the Board or Committee at the corporate headquarters or by emailing the Board at board@petd.com, with "Board" or appropriate committee in the subject line.

Code of Business Conduct and Ethics

In January 2003, the Company adopted its Code of Business Conduct and Ethics, as amended (the “Code of Conduct”) applicable to all directors, officers, employees, agents and representatives of the Company and consultants.  The Company's principal executive officer, principal financial officer and principal accounting officer are subject to additional specific provisions under the Code of Conduct.  The Company's Code of Conduct is posted on its website at www.petd.com.  In the event of an amendment to, or a waiver of, including an implicit waiver, the Code of Conduct, the Company will disclose the information on its internet website. On November 17, 2007, the Board approved a waiver of regarding any potential conflict related to the service of Mr. Swoveland on the Board of Directors of Linn Energy LLC.  If the Board of Directors becomes aware of a potential conflict in the future, the Board of Directors will consider at that time whether or not to continue this waiver.

Policies and Procedures with Respect to Transactions with Related Persons

The Board has adopted a written policy for the review, approval and ratification of transactions that involve related parties and potential conflicts of interest.

The related party transaction policy applies to each director and executive officer of the Company, any nominee for election as a director, any security holder who is known to own more than five percent of the Company's voting securities, any immediate family member of any of the foregoing persons and any corporation, firm or association in which one or more of the Company's directors are directors or officers, or have a substantial financial interest.

Under the related party transaction policy a related person transaction is a transaction or arrangement involving a related person in which the Company is a participant or that would require disclosure in the Company's filings with the SEC as a transaction with a related person.

The related persons must disclose to the Audit Committee any potential related person transactions and must disclose all material facts with respect to such interest.  All related person transactions will be reviewed by the Audit Committee.  In determining whether to approve or ratify a transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis, and the impact of the transaction on the Company's business and operations.

During the year ended December 31, 2007, there was no transaction or series of transactions, or any currently proposed transaction, in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Company's common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification of Directors and Officers

The Company's By-Laws provide that the Company shall indemnify any director, officer, employee, or other agent of the Company who is or was a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interest of the Company, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

The Company has entered into separate indemnification agreements with each of its directors and officers whereby the Company has agreed to indemnify the director or officer against all expenses, including attorneys' fees, and other amounts reasonably incurred by the officer or director in connection with any threatened, pending or completed civil, criminal, administrative or investigative action or proceeding to which such person is party by reason of the fact that he is or was a director or officer, as the case may be, of the Company, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe such conduct to be unlawful.  The agreements provide for the advancement of expenses and that the Company has the right to purchase and maintain insurance on behalf of the director or officer against any liability or liabilities asserted against him, whether or not the Company would have the power to indemnify the person against such liability under any provision of the agreement.  The Company has agreed to indemnify such person against expenses actually and reasonably incurred in connection with any action in which the person has been successful on the merits or otherwise.  Indemnification must also be provided by the Company (unless ordered otherwise by a court) only as authorized in the specific case upon a determination that the indemnification of the person is appropriate because he has met the applicable standard of conduct described in the agreement made by (i) the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to such action or proceeding, (ii) independent legal counsel in a written opinion or (iii) the shareholders of the Company.

Additional Information

The Corporate Governance section of the Company's internet site contains additional information, including PDC's Certificate of Incorporation and By-Laws; written charters for each Board committee; and Board policy statements.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.   A copy of the Company's filings with the SEC are available to the public at the SEC’s website at http://www.sec.gov.  These documents may also be viewed at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

EXECUTIVE OFFICERS

The executive officers of the Company, their principal occupations for the past five years and additional information is set forth below.

Name	Age	Position(s)	Director Since	Directorship Term Expires

Steven R. Williams (1)	57	Chairman, Chief Executive Officer and Director	1983	2009
Richard W. McCullough (1)	56	Vice Chairman, President (2), Chief Financial Officer and Director	2007	2008
Eric R. Stearns	50	Executive Vice President	–	–
Barton R. Brookman, Jr. (3)	45	Senior Vice President Exploration and Production	–	–
Daniel W. Amidon	47	General Counsel and Secretary	–	–
Darwin L. Stump	53	Chief Accounting Officer	–	–

_______________
(1)
Mr. Williams has announced his intent to retire as CEO, which is anticipated to be in August 2008.  Mr. McCullough was selected as his successor upon Mr. Williams' retirement.  The Company has not yet identified Mr. McCullough's successor as CFO.

(2)	Thomas E. Riley resigned as President of the Company effective March 9, 2008.
(3)	Mr. Brookman was appointed to the executive position of Senior Vice President on March 8, 2008.

Steven R. Williams was elected Chairman and Chief Executive Officer in January 2004. Mr. Williams served as President from March 1983 until December 2004 and has been a Director of PDC since 1983.

Richard W. McCullough was appointed President in March 2008, elected Vice Chairman of PDC's Board of Directors in December 2007, was appointed Chief Financial Officer in November 2006 and also served as PDC’s Treasurer from November 2006 until October 2007.  Prior to joining PDC, Mr. McCullough served as an energy consultant from July 2005 to November 2006.  From January 2004 to July 2005, Mr. McCullough served as president and chief executive officer of Gasource, LLC, Dallas, Texas, a marketer of long-term, natural gas supplies.  From 2001 to 2003, Mr. McCullough served as an investment banker with J.P. Morgan Securities, Atlanta, Georgia, and served in the public finance utility group supporting bankers nationally in all natural gas matters.  Additionally, Mr. McCullough has held senior positions with Progress Energy, Deloitte and Touche, and the Municipal Gas Authority of Georgia.  Mr. McCullough, a CPA, was a practicing certified public accountant for 8 years.

Eric R. Stearns was appointed Executive Vice President in March 2008.  Prior to his current position, Mr. Stearns served as Executive Vice President Exploration and Production since December 2004, Executive Vice President Exploration and Development from November 2003 until December 2004, and Vice President Exploration and Development from April 1995 until November 2003.  Mr. Stearns joined PDC as a geologist in 1985 after working at Hywell, Incorporated and for Petroleum Consultants.

Barton R. Brookman, Jr. was appointed Senior Vice President Exploration and Production in March 2008.  Previously Mr. Brookman served as Vice President Exploration and Production since joining PDC in July 2005.  Prior to joining the PDC, Mr. Brookman worked for Patina Oil and Gas and its predecessor Snyder Oil for 17 years in a series of positions of increasing responsibility ending his service as Vice President of Operations of Patina.

Daniel W. Amidon was appointed General Counsel and Secretary in July 2007.  Prior to his current position, Mr. Amidon was employed by Wheeling-Pittsburgh Steel Corporation beginning in July 2004; he served in several positions including General Counsel and Secretary.  Prior to his employment with Wheeling-Pittsburgh Steel, Mr. Amidon worked for J&L Specialty Steel Inc. from 1992 through July 2004 in positions of increasing responsibility, including General Counsel and Secretary.  Mr. Amidon practiced with the Pittsburgh law firm of Buchanan Ingersoll PC from 1986 through 1992.

Darwin L. Stump was appointed Chief Accounting Officer in November 2006.  Mr. Stump has been an officer of PDC since April 1995 and held the position of Chief Financial Officer and Treasurer from November 2003 until November 2006.  Previously, Mr. Stump served as Corporate Controller from 1980 until November 2003.  Mr. Stump, a CPA, was a senior accountant with Main Hurdman, Certified Public Accountants prior to joining PDC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has met to review and discuss with the Company’s management the specific disclosure contained under the heading “Compensation Discussion and Analysis.”  Based on its review and discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report has been provided by the Compensation Committee of the Board of Directors of the Company.

David C. Parke, Chair
Vincent F. D'Annunzio
Kimberly Luff Wakim
Anthony J. Crisafio
Larry F. Mazza

COMPENSATION COMMITTEE
of the Board of Directors

***

COMPENSATION DISCUSSION AND ANALYSIS

The Board has assigned to the Compensation Committee (the “Committee”) responsibility for developing and overseeing the Company’s compensation programs and executive compensation.  The Committee consists entirely of independent Board members.  The Committee has been authorized by the Board to make final determinations for all elements of compensation for the executive officers.  Independent board members who are not part of the Committee are often consulted as part of the Committee’s decision process. The Committee also negotiates terms and approves all executive employment agreements and administers the Company’s long-term incentive plans.

Summary

The Committee’s overall goal is to design an executive compensation plan with the following characteristics:
•	Is fair to both the executive and the Company
•	Is competitive with compensation being paid by other oil and gas companies of similar size and complexity
•	Is competitive with companies located in the same geographic regions as the Company’s operations
•	Helps retain key executives
•	Avoids encouraging illegal or unethical activities
•	Rewards efforts that improve the performance of the Company
•	Is appropriate considering compensation of other employees in the Company

The Committee, working with nationally recognized compensation consultant Towers Perrin, has developed and annually reviews and updates a peer group of companies to use to establish total level of compensation and components of compensation at competitive companies.  Executive compensation includes salary, short-term incentive (cash bonus) and long-term incentive (stock or stock-based) compensation.  In addition executives participate in and benefit from the qualified benefit programs available to all employees as well as to an executive retirement plan and other perquisites.

The peer group median compensation levels are the primary basis for salary, short-term and long-term incentive target levels. Position, contributions to company performance, future potential, skills and other factors are also considered.  The Committee seeks to tie a large percentage of the short-term incentive to specific performance goals established at the beginning of the year.  In 2007, the Committee set a target for production growth and intended to set a target for earnings per share but did not do so due to the delay in the filing of the financial statements for 2006 and significant operational changes at the Company due primarily to several large acquisitions which were completed at the beginning of 2007.  As a result 60% of the short-term incentive in 2007 was determined by the Committee following the end of the year, although financial performance of the Company compared to estimates made by the Company during the year was considered.  In making its decision about the discretionary portion of the awards positive factors the Committee considered included the significant increase in the value of the Company’s stock,  progress made in the accounting area, the installation and start-up of a new enterprise software system, and the very competitive level of the Company’s finding and development costs.  Areas of concern included the high levels of G&A and operating costs and the material weaknesses in the internal control over financial reporting.

For long-term incentives the Committee first sets dollar targets based on the peer group levels and factors related to the individual executive, and then determines the number of shares using valuation methods based on the average price for the preceding December (the December 2006 average closing price for 2007 awards and the December 2007 average closing price for 2008 awards) and adjusted for the type of award and the timing and likelihood of vesting.  The compensation consultant assists the Company in evaluating the value of awards based on generally accepted valuation methods consistent with the compensation reported for SEC reporting.

The Compensation Committee also consults with the CEO regarding proposed peer group changes and for his evaluation of performance and suggestions for compensation of the other executive officers. Topics discussed with the CEO include individual executive achievement of key operating targets, participation in and support for development and execution of the Company's strategic plan, management development and succession planning, the CEO's assessment of the executives' contributions to the Company's success, and the limitations or shortcomings in the executives' performance or potential.

In 2006, using a similar method to establish compensation levels, the compensation of each of the five named executives at the Company ranged from the 38th percentile  to 60th percentile of the comparable peer group executives (41st percentile for the CEO). While final numbers for peer group compensation for 2007 are not available the Committee anticipates that the Company’s compensation for executives in 2007 will be modestly higher than the median of the peer group in total. These final compensation levels in excess of the median of the peer group were justified by the impressive performance of the Company in 2007, with production increase of 65%, reserve increase of 112% and a significant increase in the Company's stock price, which performance was remarkable by general market and by industry standards.

The Committee also recommended and the Board approved changes to Board Compensation for 2007 and 2008.  As with the executive compensation, the peer group compensation was a primary factor used to determine competitive levels of cash and equity compensation for Board members.

COMPENSATION DESIGN

Compensation Philosophy and Objectives

The Committee’s philosophy is to provide compensation packages that will attract, motivate and retain executive talent and deliver rewards for superior performance and consequences for underperformance. The Committee considers many factors in establishing the compensation packages for the executive officers of the Company. The ultimate goal is to provide compensation that is fair to both the Company and the executive officers, that motivates behavior that will enhance the value of the Company that avoids encouraging behavior that does not serve the best interests of the Company and that will allow the Company to attract and retain executive officers.

The Committee believes the following characteristics of a compensation program contribute to the implementation of its philosophy:

•	Offer a total compensation program that is competitive with the compensation practices of those peer companies with which the Company competes for talent;

•
Tie a significant portion of executive compensation to the Company’s achievement of pre-established financial and operating objectives and to personal objectives established for each executive individually;

•
Provide a significant portion of overall compensation in the form of equity-based compensation in order to align the interests of the Company’s executives with those of the Company’s shareholders and to avoid excess focus on short-term results; and

•	Structure a significant proportion of total compensation in a fashion that promotes executive retention.

Pay-for-Performance

The Committee believes that a significant portion of executive compensation should be closely linked to both the Company’s and the individual’s performance. The Committee’s pay-for-performance philosophy is reflected in the Company’s compensation practices, which tie a significant portion of executive compensation to the achievement of financial and operating objectives of the Company and also to take into account personal objectives and performance. This philosophy is reflected in annual incentive awards, which are directly linked to the achievement of short-term financial and operating objectives set by the Committee and have potential payouts ranging from zero to as much as 180% of the target for each of the components. During 2007, the targets were increases in production, and the Committee’s assessment of other factors related to the individual’s performance and development. Factors deemed particularly important in the Committee's assessment of the discretionary portion of the STI for 2007 included dramatic increases in reserves and production and the overall growth of the Company, management's efforts relating to the impending retirement of the CEO and mangement's efforts in improving the Company's historical financial and accounting systems and reporting.  The following table summarizes the criteria used in determining the 2007 bonus amount.  Earnings per share, which the Committee had planned to include as a factor, was ultimately not used in determining any formula-based short-term incentive in 2007 due to the delay in filing the 2006 Form 10-K and major operational changes at the Company due to several large acquisition in early 2007.  As a result, the Committee included financial performance as one of the criteria in its discretionary evaluation for 2007, which was increased from 30% to 60% of the overall bonus calculation. This discretionary portion of the STI program permits the Committee to account for individual performance and differentiate among executives.  In addition, half of the discretionary annual bonus was based on 2007 earnings performance compared to internal estimates made by management during the year. The Committee also assesses individual executive performance with input from the CEO as well as other Board members and Committees. When determining what portion of the discretionary income to award, the Committee discusses each executive individually and considers all the available information. In 2008, the Committee established performance targets for 70% of the STI, with the balance determined at the discretion of the Committee. In 2007 and 2008, 100% of Mr. Stump's STI is determined by the Committee at its discretion.

Pay-for-Performance Table

Criteria	Lower Threshold Amount	Target Bonus	Maximum Bonus	Percent of Total Maximum Bonus
2007:
Production (Mmcfe)	24,000	26,000	28,000	40%
Discretionary evaluation	Compensation Committee Determination			60%

2008:
Production (Mmcfe)	35,000	37,000	39,000	40%
Diluted earnigns per share	$2.55	$3.05	$3.55	30%
Discretionary evaluation	Compensation Committee Determination			30%

The Committee also ties compensation to performance through equity-based LTI awards that are designed to motivate executives to meet the Company’s long-term performance goals and to tie their interests to those of the shareholders. In 2007 and for 2008, the LTI awards are restricted stock which vest over time, and long-term incentive performance shares (“LTIP shares”). The LTIP shares will vest only if certain minimum thresholds of stock price appreciation are met. One-half of the LTIP shares will vest and be issued based upon an annual stock price increase of approximately 12%, with the starting price based on the average price of the stock in December proceeding the award year. An additional 25% of the awarded LTIP shares will vest and be issued at annualized hurdle rate of 16% and an additional 25% at 20%. The stock price used to determine if the LTIP shares will vest will be the average daily closing price for each of the three monthly periods: December 2009, 2010 and 2011 for the 2007 awards, and 2010, 2011, and 2012 for the 2008 awards. Any shares not vested in 2009 or 2010 (or 2010 and 2011 for the 2008 awards) will remain eligible to be vested in future years; however, any unvested shares at December 31, 2011 for the 2007 awards or December 31, 2012 for the 2008 awards will be forfeited. The Committee decided to use three measurement dates to take into account the volatility of energy prices and their impact on the stock price of the Company.

As a result of the structure of the STI and LTI compensation, a significant amount of variable compensation under the Company’s compensation program is contingent on the achievement of key financial and operating objectives of the Company and on increasing the value of the shares of the Company’s stock.

The Role of Equity-Based Compensation

The Company’s LTI program is an integral part of the Company’s overall executive compensation program. The LTI program is intended to serve a number of objectives including aligning the interests of executives with those of the Company’s shareholders and focusing senior executives on the achievement of well-defined, long-term performance objectives that are aligned with the Company’s corporate strategy, thereby establishing a direct relationship between compensation and shareholder value. The program also furthers the goal of executive retention, since the executive officer will forfeit any unvested awards in the event the officer voluntarily terminates employment with the Company without "good reason."

Historically, the primary form of equity compensation awarded by the Company was qualified and non-qualified stock options, although such grants were not issued on a regular basis. This form was selected because of the favorable individual and corporate accounting and tax treatments provided by rules at the time, and the widespread use of stock options in executive compensation. In 2004, the Committee began utilizing a combination of restricted stock and options for executive compensation, believing that the restricted stock was better appreciated by employees and resulted in less dilution for the Shareholders. Beginning in 2006, the accounting treatment for stock options changed as a result of the applicability of Statement of Financial Accounting Standards No. 123(R), making the use of stock options less attractive. As a result, the Committee assessed the desirability of granting only shares of restricted stock to executives, and concluded that shifting entirely to restricted stock would provide an equally motivating form of incentive compensation, while permitting the issuance of fewer shares, thereby reducing potential dilution to other shareholders. The Committee did want to tie the value received by executives to performance for a portion of the equity compensation, thereby providing executives with a greater incentive to focus on the long-term appreciation of the stock. To accomplish this, a portion of the LTI for each executive consists of LTI performance shares (“LTIP shares”), which require both the passage of time and specified increases in the stock price to become vested.

In making long-term incentive awards, the Committee uses a pre-determined market-based value approach. The Committee determines the dollar value of awards in the marketplace using a valuation methodology. The Committee establishes the desired dollar value for each executive officer relative to the market. The corresponding number of equity instruments to be awarded is then determined using the same valuation methodology, based on prevailing factors in advance of the award date. The valuation for financial statement purposes is subsequently re-calculated based on the prevailing factors at the time of the award.

The value-based approach can cause the number of equity instruments needed to be granted from year to year to vary, even though the awards may have the same dollar value. This can be caused by, among other things, fluctuations in the Company’s common stock price at the time of grant. This issue is further addressed in the Long-Term Incentives section.

Mr. Williams has announced his planned retirement in 2008, Mr. McCullough was named as Mr. Williams' successor, and Mr. Riley resigned in early 2008.  As a result a large part of the executive team will have new and expanded responsibilities in 2008.  Largely as a result of relatively short tenure with the Company the new executive team does not have a significant ownership position in the Company's stock.  As a result of these factors, and the additional and unusual demands of a major management transition, the Committee felt that a one time award of Company stock, vesting over a 5-year time frame, would both compensate the management team for their additional efforts and provide a better link between their interests and those of the shareholders; 32,711 shares of restricted common stock were issued to Messrs. McCullough, Stearns, Brookman and Amidon in connection with this issuance.

Use of Consultants and Benchmarking to Help Establish Target Compensation Levels

The compensation committee utilizes the compensation consulting services of Towers Perrin. Over the past 18 months, Towers Perrin: assisted the Committee with a review and revision of the peer group, conducted a competitive benchmarking of the Company's executive and non-employee director compensation programs, helped the Committee in its redesign of the LTI program in 2007 as described below, and led an educational session focused on new SEC pay disclosure rules. The Committee periodically assesses the effectiveness and competitiveness of the Company’s executive compensation structure with the assistance of Towers Perrin, and utilizes the assistance of Towers Perrin in assessing the value and cost of various proposed compensation arrangements. Towers Perrin is engaged by, and reports directly to, the Committee.

In developing its compensation objectives, the committee compared the Company’s compensation levels with those of a group of 14 companies for 2007, and 17 companies for 2008. These groups, collectively, are referred to as the “Peer Group.” This benchmarking is done with respect to each of the key annual elements of the Company’s executive compensation programs discussed above (salary, STI and LTI compensation), as well as the compensation of individual executives based on their position in the overall compensation hierarchy. The committee uses data from the Peer Group to establish a dollar target level for each key element to deliver compensation to each executive at approximately the 50th percentile of the Peer Group, with adjustments made based on the executive’s individual performance. Targeting the 50th percentile helps ensure that the Company’s compensation practices will be competitive in terms of attracting and retaining executive talent, while performance based compensation provides for variations due to superior or sub-par performance. Because compensation for the Peer Group is for prior periods, the committee attempts to anticipate future movements in compensation levels when it sets compensation targets. For example, when setting compensation for 2007, the most recent compensation information available was from the 2006 proxy statements for compensation paid in 2005. As more up to date information becomes available, it is reviewed by the Committee to evaluate whether future compensation plans should be adjusted to take unanticipated changes in actual compensation of the Peer Group into account.

The 2007 Peer Group was comprised of the following companies:

•	Unit Corporation	•	St. Mary Land & Exploration	•	Cabot Oil & Gas Corporation
•	Penn Virginia Corporation	•	Whiting Petroleum Corporation	•	Range Resources Corporation
•	Encore Acquisition Company	•	Berry Petroleum Company	•	Bill Barrett Corporation
•	Quicksilver Resources	•	Clayton Williams Energy	•	Brigham Exploration Company
•	Forest Oil Corporation	•	Comstock Resources

For determination of 2008 compensation, Forest Oil Corporation, Range Resources and Quicksilver Resources were eliminated from the group because they had grown much larger than our company.  Six additions were made to the group, Venoco, Rosetta Resources, Petroquest Energy, Delta Petroleum, Parallel Petroleum and Carrizo Oil & Gas, to help keep the median revenue and market capitalization of the group consistent with our company.  The committee believes that the Peer Group represents companies with similar operations, of similar complexity, and with which the Company believes it competes for executive talent.

The following chart shows the comparison by category for the median compensation for the five highest paid executives combined of the peer group based on 2006 compensation adjusted for projected inflation increases, the target compensation levels set by the Committee for 2007, and the actual compensation paid in 2007.  The compensation above the Target level reflects the achievement of the maximum target for production growth and the committee’s assessment of performance for the discretionary portion of the STI, and the increase in stock price between the average stock price in December 2006 (which is used to determine the number of shares awarded for the LTI compensation) and the stock price on the date the awards were finalized.

* Source: Towers Perrin, based on 2006 public documents.

Review of Overall Compensation

The Committee reviews for each of the executive officers the total dollar value of the officer’s annual compensation, including salary, STI, LTI compensation, perquisites, deferred compensation accruals and other compensation. The Committee also reviews shareholdings and accumulated unrealized gains under prior equity-based compensation awards, and amounts payable to the executive officer upon termination of the executive’s employment under various different circumstances, including retirement and termination in connection with a change in control. See 2007 Summary Compensation Table below.

Consideration of Prior Compensation

While the Committee considers all compensation previously paid to the executive officers, including amounts realized or realizable under prior equity-based compensation awards, the Committee believes that current compensation practices must be competitive to retain the executives in light of prevailing market practices and to motivate the future performance of the executive officers. Accordingly, wealth accumulation through superior past performance of the Company is not punished through reductions in current compensation levels.

ELEMENTS OF EXECUTIVE COMPENSATION

Overview

To achieve the objectives of the executive compensation program, the Committee uses four elements of compensation in varying proportions for the different executive officers. These elements are base salary, STI, LTI, and other benefits. The Committee uses cash payments (base salary and STI), awards tied to the Company's stock (LTI, which we also refer to as “equity-based compensation”) and non-cash benefits in its overall compensation packages. The Committee balances salary and performance-based compensation, and cash and non-cash compensation, in a manner it believes best serves the objectives of the Company’s compensation program. The Committee allocates among the different elements of compensation in a manner similar to the median allocation of the Peer Group, based on the level of the executive's position. Generally, it is the policy of the Committee that, as income levels increase, a greater proportion of the executive’s income should be in the form of STI and LTI compensation. For example the Chief Executive Officer ("CEO") of the Company receives a higher percentage of his compensation in the form of short and long term incentives compared to other executives, as is the case of CEOs in the Peer Group. The following table shows the breakdown of target compensation among the three elements for 2007 and 2008 for each executive officer.

Target Compensation for Elements
as a Percentage of Total Target Compensation
	2007			2008
Name	Base Salary	Bonus Target	Equity Target	Base Salary	Bonus Target	Equity Target
Steven R. Williams	33%	24%	43%	27%	24%	49%
Thomas E. Riley (1)	36%	22%	42%	–	–	–
Richard W. McCullough (2)	40%	20%	40%	29%	27%	44%
Eric R. Stearns	36%	23%	41%	33%	20%	47%
Barton R. Brookman, Jr. (3)	–	–	–	40%	20%	40%
Daniel W. Amidon (4)	–	–	–	40%	20%	40%
Darwin L. Stump	44%	22%	34%	40%	20%	40%
__________

(1)	Mr. Riley resigned as President of the Company effective March 9, 2008.
(2)	Mr. McCullough was selected as successor to the CEO upon Mr. Williams' retirement, anticipated to be in August 2008.
(3)	Mr. Brookman was appointed to the executive position of Senior Vice President on March 8, 2008.
(4)	Mr. Amidon joined the Company in July 2007 as General Counsel.

Base Salary

The Committee annually reviews the base salaries of the CEO and other executive officers. Salaries are also reviewed in the case of promotions or other significant changes in responsibilities. In each case, the Committee takes into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices of the Peer Group. Base salary is intended to provide a baseline of compensation that is not contingent upon the Company’s performance.

After reviewing the Peer Group salary levels and considering individual performance, the Committee established Base Salary increases for 2007 of 7.2% for the CEO and between 0% and 8.2% for the other executive officers.  The total salary compensation of the executive officers approximated the mean of the Peer Group, although the spread between the highest and lowest is less than the Peer Group. For 2008, the Committee established Base Salary increases of 8.1% for the CEO and between 3.2% and 44.7% for other executive officers. Mr. McCullough’s base salary was increased by 44.7% to reflect the additional responsibilities he has assumed as President and the anticipated further increase in responsibilities upon his assumption of the CEO position later in the year. Annual base salaries for the executive officers for 2007 and 2008 are shown in the following table:

Annual Base Salaries
Name	2007	2008
Steven R. Williams	$370,000	$400,000
Thomas E. Riley	292,500	–
Richard W. McCullough	235,000	340,000
Eric R. Stearns	271,500	305,000
Barton R. Brookman, Jr.	200,000	250,000
Daniel W. Amidon	210,000	227,500
Darwin L. Stump	220,500	227,500

Short-Term Incentives

Annual STI are tied to the Company’s overall performance for the fiscal year, as measured against objective criteria set by the Committee, as well as the Committee’s assessment of company performance and individual performance of each executive. For 2007, at least 40% of the target STI payments are performance based awards measured against objective criteria established early in the fiscal year for all named executives except Mr. Stump. The remainder was awarded at the discretion of the Committee based on its assessment of Company and executive performance. For 2007 and 2008, 100% of Mr. Stump's STI is discretionary and for the other executive officers, STI performance based award percentages will be 70% of the total target STI. The Compensation Committee has decided to maintain discretion over STI bonus amounts for Mr. Stump to emphasize the focus of his role in 2007 and 2008 on the continued development of the accounting functions of the Company rather than on production targets and overall financial performance. The Committee, comprised entirely of independent directors, believes that some discretion with respect to individual awards is desirable to compensate for unusual and unexpected events, and as a result does not set specific performance targets for 30% of the target STI in 2008.

Target STI payments, expressed as a percentage of base salary, are set for each executive officer prior to the beginning of the fiscal year based on job responsibilities. STI payments for the year may range from zero up to 180% of the executive officer’s base salary, based on the achievement of the objective criteria for performance based payments and the assessment by the Committee for the balance. For fiscal year 2007 target STI awards for the executive officers ranged from 50% to 75% of salary. In 2008 target STI awards for the executive officers range from 50% to 90% of salary, which is in line with the Peer group compensation.

With respect to the executive officers, the Committee establishes formulae to determine the percentage of the target annual incentive payment that may be payable for the fiscal year. The Committee does not have the discretion to change any objective criteria once they have been established. However, the Committee does retain discretion over 60% (100% for Mr. Stump) of the total target STI in 2007 to allow some flexibility to award superior, or reflect the effect of sub-par, personal performance that may not be captured by the financial and operating criteria. In 2008 the Committee established objective criteria for 70% of the total STI for all executives except Mr. Stump, where it will continue to maintain discretion over 100% of the STI award. In addition, the Committee has the authority to recommend to the Board compensation for unusual circumstances. In July of 2007 the Company hired Dan Amidon as General Counsel under an employment agreement that called for STI of up to 75% of his annual salary, prorated for the term of service.  As a result of Mr. Amidon’s outstanding performance and contributions the Committee awarded Mr. Amidon total STI compensation equal to 100% of his salary (reduced pro rata for the partial year worked).  The following table sets forth the STI threshold, target and maximum levels for 2007 and 2008 for the executives expressed as a percentage of base salary.

	Short-Term Incentive Compensation (1)
	2007			2008
	% of Base Salary			% of Base Salary
Name	Threshold	Target	Stretch	Threshold	Target	Stretch
Steven R. Williams	0%	75%	150%	0%	90%	180%
Thomas E. Riley	0%	62.5%	125%	–	–	–
Richard W. McCullough	0%	50%	100%	0%	90%	180%
Eric R. Stearns	0%	62.5%	125%	0%	62.5%	125%
Barton R. Brookman, Jr.	–	–	–	0%	50%	100%
Daniel W. Amidon	0%	50%	75%	0%	50%	100%
Darwin L. Stump	–	–	–	–	–	–

_______________

(1)
Percentages apply to all executive officers with the exception of Mr. Stump, 100% of his STI was and is discretionary.  Additionally, Mr. Brookman was not eligible to for STI compensation until March 2008.

Long-Term Incentives

The Committee’s practice has been to determine the dollar amount of target equity compensation and to then grant equity-based compensation that has a fair value equal to that amount.  To provide consistency from year-to-year and to avoid questions about timing of awards, the Committee uses a consistent period to value the awards when determining the number of shares in the award, the average daily price in December of the year prior to the award year. The 2007 awards were determined using the fair value of the awards based on the average daily closing price of the Company's stock in December 2006, with average December 2007 prices being used to determine the awards for 2008.  At the Committee’s direction the Consultant calculated the fair value utilizing methods they have developed for use with these types of equity valuations, including taking into account the probability and/or timing of vesting under the performance criteria for the LTIP shares and the other restricted stock. For the purpose of recording an expense for financial reporting purposes, the awards are valued based on the market price at the time the award is finalized.

In April 2007, the Company corrected an administrative error in the stock option exercise price of shares awarded the executive officers in March 2006, none of which were exercised at the time. The administrative error related to the use of the closing price of the Company's common stock on the day prior to the award, rather than the closing price on the day of the award in accordance with the Company's 2004 Long-Term Equity Compensation Plan. The need for the correction was identified by the Company and the effect of the correction was not material to the fair value of the awards, either at the time of the award or the time of the correction.

In 2007, a percentage of the equity-based compensation awards are LTIP shares with the percentage increasing for more highly compensated executives, and the balance of the awards are time vesting restricted stock. For example, 50% of the CEO’s equity-based compensation in 2007 was LTIP shares, in contrast to 40% for the President and 30% for the CAO. The following table summarizes LTI awards for 2007 and 2008, and the second table summarizes the target prices for the performance vesting of the LTIP awards.

	Long-Term Incentive Compensation
	2007			2008
Name	Percent of Salary	Percent of Value from Time Vesting Restricted Stock	Percent of Value from LTIP Stock	Percent of Salary	Percent of Value from Time Vesting Restricted Stock	Percent of Value from LTIP Stock
Steven R. Williams	175%	50%	50%	175%	0%	100%
Thomas E. Riley	145%	60%	40%	–	–	–
Richard W. McCullough	–	–	–	150%	50%	50%
Eric R. Stearns	140%	60%	40%	145%	50%	50%
Barton R. Brookman, Jr.	–	–	–	100%	50%	50%
Daniel W. Amidon	–	–	–	100%	50%	50%
Darwin L. Stump	90%	70%	30%	75%	50%	50%

LTIP Target Prices (1)
Year of Award	Approximate Growth Target	Target Price			Percent Vested if Target Attained(2)
2007
		2009	2010	2011
	12%	$60.00	$67.50	$75.00	50%
	16%	67.50	77.50	90.00	75%
	20%	75.00	90.00	107.50	100%
2008
		2010	2011	2012
	12%	$80.50	$90.00	$101.00	50%
	16%	89.50	103.50	120.00	75%
	20%	99.00	118.50	142.50	100%

 _______________
(1)	Growth target percentages and target prices are based on the average closing price of the Company's common stock during the preceding December for each of the years.
(2)
Performance shares will vest for a performance period only if the target price is met or exceeded for such period.  Performance shares vested for a performance period shall not be subject to divestment in the event the share price subsequently decreases below the threshold in a subsequent period.

Retirement Plans

The Company has a combined 401(k) and qualified profit sharing plan for all of the Company’s employees including the executive officers. The plan provides for discretionary matching contributions. Generally, the Company matches employee 401(k) contributions dollar for dollar up to 10% of the employee’s compensation and then matches 20% for contributions above 10% of the employees' compensation up to the maximum allowable limits under the Internal Revenue Code ("IRC"). The Company's profit sharing contribution is discretionary and for 2007 was equal to 1% of the Company's consolidated net income. In addition, there was a carryover contribution earned in 2006 of $1.1 million. Total Company contributions, to both 401(k) and profit sharing, to the plan for 2007 were $2.5 million.

Under their current employment agreements, each of the named executive officers also earns the right to future payments following their retirement or other departure from the Company. For each year worked under his current agreement, the CEO earns an annual retirement benefit equal to $500 times the number of his full years of service times 10 ($500 per year of service for 10 years). Following the termination of his service with the Company, the cumulative total of the calculated annual retirement benefits is disbursed in ten equal annual installments. For 2007, the retirement benefit was $120,000 ($12,000 per year for 10 years) and for 2008, the retirement benefit will be $125,000 ($12,500 per year for 10 years) if the CEO is employed by the Company for the full year, but no additional benefit will be earned if the CEO retires before the end of the year as planned. The CEO's total cumulative retirement benefit, under this plan, at December 31, 2007, was $450,000 ($45,000 per year for 10 years). The CEO also receives a lifetime healthcare benefit under his employment agreement; the Company has recorded an accumulated postretirement obligation of $296,819 as of December 31, 2007, related to this benefit. Each of the other executive officers, under their respective employment agreements, annually earns a retirement benefit equal to $75,000 ($7,500 per year for 10 years). Following their termination of service with the Company, their cumulative total annual retirement benefit will be disbursed in ten equal annual installments. As of December 31, 2007, for Mr. Stearns and Mr. Stump, the total cumulative benefit, including the 2007 increment, was $300,000 ($30,000 per year for 10 years). As of December 31, 2007, Mr. McCullough’s total cumulative benefit, including the 2007 increment, was $75,000 ($7,500 per year for 10 years).

Additionally, under his previous employment agreement, Mr. Williams earned supplemental retirement benefits. The prior agreement requires the Company to pay Mr. Williams an annual sum of $40,000 per year for the ten year period following his retirement from the Company (an aggregate of $400,000). This benefit was fully vested on December 31, 2003. The amount of the annual benefit is increased by 10.75% compounded annually for the period after December 31, 2003. Under provisions of his previous employment agreement, Mr. Williams may elect to defer payment up to five years following his retirement. In the event of deferral of payment following retirement the amount of the annual benefit will be increased by 10.75% compounded annually. As of December 31, 2007, the amount of this benefit is $601,893(or $60,189 per year for 10 years). In the event of change in control the benefits due under this agreement will be accelerated and due immediately.

Other Compensation and Benefits

The Company also provides certain other benefits to its executive officers that are not tied to any formal individual or Company performance criteria and are intended to be part of a competitive overall compensation program. Each of the executive officers has 1) a Company vehicle (or vehicle allowance) that they use for Company business, and are allowed to use for personal uses as well, 2) coverage under the Company’s medical plan and reimbursement of medical expenses not covered by the plan, 3) the right to be reimbursed for one Board-approved club membership, 4) reimbursement of the cost of a $1 million life insurance policy, and 5) reimbursement of the cost of disability insurance. Given the importance of the executives and their good health to the success of the Company and the achievement of its business goals, the Committee believes that the medical insurance and reimbursement encourage the executives to seek appropriate medical assistance. The other benefits are commonly provided to executives and are necessary to create a competitive compensation package.

Termination Benefits including Change in Control Payments

The compensation provisions in the event of a change in control serve to lessen the potential negative impact of a change in control on the executive officers and to lessen the potential conflict between the best interest of the shareholders and that of the executives. The Committee believes this is desirable, in combination with significant stock ownership, to encourage the executives to consider possible change in control situations that might benefit the Company’s shareholders.

The Committee also believes that severance benefits for senior management should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. They also should disentangle the Company from the former employee as soon as practicable. For instance, while it is possible to provide salary continuation to an employee during the job search process, which in some cases may be less expensive than a lump-sum severance payment, a lump-sum severance payment is preferable in order to most cleanly sever the relationship as soon as practicable. The Company has entered into employment agreements with each of the executive officers that include change in control provisions. These agreements provide for the continued employment of the executives for a period of two years following a change in control of the Company. These agreements are intended to retain the executives and provide continuity of management in the event of an actual or threatened change in the control of the Company and ensure that the executive’s compensation and benefits expectations would be satisfied in such event.

Where the termination is without “cause” or the executive officer terminates employment for “good reason,” the severance plan provides for benefits equal to three times the sum of: a) the executive officer’s highest base salary during the previous two years of employment immediately preceding the termination date, plus b) the highest bonus paid to the executive officer during the same two year period. The executive officer is also entitled to 1) vesting of any unvested equity compensation, 2) reimbursement for any unpaid expenses, 3) retirement benefits earned under the current or previous agreements, 4) continued coverage under the Company’s medical plan for up to 18 months, and 5) payment of any earned, unpaid bonus amounts. In addition, a terminated executive officer is entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) and profit sharing plan, although those benefits are not increased or accelerated. The Committee believes that these termination benefits are comparable to the general practice among similar companies, although it has not conducted a study to confirm this.

Good reason includes 1) assignment to the executive of duties materially and adversely inconsistent with his position, duties, responsibilities and status with the Company, 2) an adverse change in the executive’s position with the Company, 3) a change in control of the Company, 4) a decrease of the executive officer’s base salary, 5) a material reduction in the benefits provided by the Company, 6) the requirement by the Company for the executive officer to be based anywhere outside of Bridgeport, West Virginia, 7) the failure by the Company to obtain a satisfactory agreement from any successor or assignee of the Company to assume and agree to the Company’s obligations under the employment agreement, or 8) any other material breach of the employment agreement by the Company.

The Company may terminate any of the executive officers for just cause, which is defined in the employment agreements to include 1) a failure by the executive to perform his duties, 2) conduct by the executive that results in consequences which are materially adverse to the Company, monetarily or otherwise, 3) a guilty plea or conviction of a felony, or 4) a material breach of the terms of the employment agreement by the executive officer. If an executive officer is terminated for just cause, the Company is required to pay the executive officer his base salary through the termination date plus any bonus (only for periods completed and accrued, but not paid), incentive, deferred, retirement or other compensation, and provide any other benefits, which have been earned or become payable as of the termination date but which have not yet been paid or provided.

If an executive officer voluntarily terminates his employment with the Company for other than good reason, he is entitled to receive 1) the base salary, bonus and incremental retirement payment prorated for the portion of the year that the executive officer is employed by the Company, 2) any incentive, deferred or other compensation which has been earned or has become payable, but which has not yet been paid under the schedule originally contemplated in the agreement under which they were granted or in full without discount within 60 days of the termination date at the discretion of the Company, 3) any unpaid expense reimbursement upon presentation by the executive officer of an accounting of such expenses in accordance with normal Company practices, and 4) any other payments for benefits earned under the employment agreement or Company plans.

The table below provides information regarding the amounts each of the executive officers would be eligible to receive if a termination event had occurred as of December 31, 2007:

	Termination Benefits
Name	Retirement or Voluntary Termination by Executive	Termination For Cause by Company	Change in Control or Termination Without Cause or Good Reason by Executive		Death or Disability(1)

Steven R. Williams(2)	$4,117,113	$3,867,363	$8,101,899		$5,449,275
Thomas E. Riley	647,637	461,168	3,252,448	(3)	1,705,198
Richard W. McCullough	311,606	205,856	1,493,174		656,674
Eric R. Stearns	625,325	472,606	3,010,848		1,579,098
Darwin L. Stump	502,231	336,856	2,294,578		1,181,053

_______________
(1)
In the event of death or disability, the termination benefits would consist of (i) the base salary and bonus for the portion of the year the executive officer is employed by the Company; (ii) the base salary that would have been earned for six months after termination; (iii) immediate vesting of all equity and option awards; (iv) the payment of deferred retirement compensation based upon the schedule originally contemplated in the deferred retirement compensation agreement or in a lump-sum no later than two and one-half months following the close of the calendar year in which the death or disability occurred; (v) reimbursement for any unpaid expenses; (vi) and benefits earned under the 401(k) and profit sharing plan; and (vii) continued coverage under the Company's medical plan, life time coverage for Mr. Williams and for up to 18 months for all other named executive officers.

(2)	Includes (i) the estimated lifetime value of medical benefits for Mr. Williams and/or his spouse; and (ii) a deferred retirement compensation benefit related to a prior employment agreement.

(3)
This benefit is calculated as of December 31, 2007.  The value of Mr. Riley's actual severance benefit upon termination for good reason effective March 9, 2008, was higher than this amount was primarily because the actual severance was based on 2008 salary, $315,000, and on a higher annual bonus.

Executive and Director Share Retention and Ownership Guidelines

In order to promote equity ownership and further align the interests of management with the Company’s shareholders, the Committee has adopted share retention and ownership guidelines for senior management and non-employee directors. Under these guidelines, executive officers and non-employee directors are required to achieve and continue to maintain a significant ownership position, as follows:

Chief Executive Officer	3 times salary
Other Executive Officers	2 times salary
Non-Employee Directors	1 times retainer

The Committee periodically reviews share ownership levels of the persons subject to these guidelines. Shares held by the executive officers and shares held indirectly through the Company 401(k) plan are included in determining an executive officer’s share ownership. Shares underlying stock options, including vested options, as well as unvested restricted stock, are not included. Mr. McCullough who was hired in November 2006, Mr. Amidon who was hired in July 2007, and Mr. Brookman, who was named as an Executive officer in March 2008, have not yet met the holding requirement.  In addition the two new directors appointed in 2007, have not yet met the requirement.  All other executive officers and non-employee directors have achieved shareholdings in excess of the applicable multiple set forth above.

The Company’s insider trading policy expressly prohibits Company officers, directors, employees and associates from engaging in options, puts, calls or other transactions that are intended to hedge against the economic risk of owning the Company shares.

Employment Agreements

The Company entered into employment agreements with Messrs. Williams, Riley, Stearns and Stump effective January 1, 2004, Mr. McCullough effective November 13, 2006, Mr. Amidon on July 2, 2007, and Mr. Brookman on July 11, 2007. The initial term of the agreements is for two years and they are automatically extended for an additional 12 months beginning on the first anniversary of the effective date and on each successive anniversary unless either party cancels. The employment agreements provide for the base annual salary to be reviewed annually (see "Base Salary" discussion above).

Each employment agreement provides for an annual performance bonus as determined by the Compensation Committee and is based in part upon written objective criteria and in part upon the discretion of the Compensation Committee. The annual performance bonus earned is calculated as a percentage, as determined by the Compensation Committee, of the executive officers' base salary.

Each employment agreement contains a standard non-disclosure covenant and, also, provides that the executive officer is prohibited during the term of his employment and for a period of one year following his termination from engaging in any business that is competitive with the Company's oil and gas drilling business. Additionally, the employment agreements state that the executive officer must devote substantially all of his business time, best efforts and attention to promote and advance the business of the Company. The executive officer may not be employed in any other business activity, other than with the Company, during the term of the employment agreement, whether or not such activity is pursued for gain, profit or other pecuniary advantage without approval by the Compensation Committee of the Board. This restriction will not prevent the executive officer from investing his personal assets in a business which does not compete with the Company or its affiliates, and where such investment will not require services of any significance on the part of the executive officer in the operation of the affairs of the business.

Other Agreements and Arrangements

Prior to 2007 Executive officers could invest in a Board-approved executive drilling program at the Company's cost.  Effective with the 2007 partnership the Board eliminated this executive officer investment program, although there were some carryover drilling  from the 2006 program paid in 2007. During 2007, Messrs. Williams and Riley invested approximately $20,000, and $7,000, respectively.  Other investors participating in drilling with the Company are generally charged a profit or markup above the cost of the wells; for example, the markup on Company-sponsored partnerships is approximately 15% of the cost of the wells.  As a result, the executive officers realize a benefit not generally available to other investors.  The Board believes that having the executive officers invest in wells with the Company and other investors helps to create a commonality of interests much like share ownership creates a commonality of interests between the shareholders and executive officers.

Internal Revenue Code Section 162(m)

The Committee is aware of IRC Section 162(m) of the tax code, which generally limits the deductibility of executive pay in excess of one million dollars, and which specifies the requirements for the “performance-based” exemption from this limit.  Elements of the executive compensation program are indeed performance-based, and vehicles such as stock options are believed to qualify as performance-based under Section 162(m).  Other aspects of the executive compensation program may not qualify as performance-based, such as time-based restricted stock and the Company's annual incentive plan because the Committee prefers the ability to exercise discretion in evaluating a portion of participants' performance.  The financial implications of a potential lost deduction are not expected to be material.  The Committee will continue to monitor its position on the impact of Section 162(m) for the Company's executive compensation programs.

EXECUTIVE COMPENSATION

2007 SUMMARY COMPENSATION TABLE

The following table provides summary compensation information for the Company's Chief Executive Officer, the Chief Financial Officer, and the three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 in 2007 (the "named executive officers").

Name and Principal Position (1)	Year	Salary	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Nonqualified Deferred Compensation(6)	All Other Compensation(7)		Total Compensation

Steven R. Williams	2007	$370,000	$249,750	$184,470	$34,609	$222,000	$140,312	$64,860	(8)	$1,266,001
Chairman, Chief	2006	345,000	155,250	163,023	54,546	362,250	88,438	37,778		1,206,285
Executive Officer
and Director

Thomas E. Riley	2007	292,500	186,469	255,255	35,146	124,312	32,674	24,663		951,019
President	2006	272,000	81,600	107,580	35,977	190,400	30,824	9,357		727,738
and Director

Richard W. McCullough	2007	235,000	105,750	46,390	17,532	94,000	30,555	13,625		542,852
Vice Chairman, Chief	2006	32,237	83,000	5,928	2,289	-	3,848	-		127,302
Financial Officer
and Director

Eric R. Stearns	2007	271,500	152,719	229,360	31,723	135,750	23,033	20,669		864,754
Executive Vice	2006	251,000	175,300	98,318	32,806	175,700	21,730	17,773		772,627
President,
Exploration and Development

Darwin L. Stump	2007	220,500	165,375	144,275	26,843	-	27,433	11,413		595,839
Chief Accounting	2006	220,500	33,075	85,963	28,484	154,350	25,880	17,610		565,862
Officer

______________
(1)	The listed positions are those held as of December 31, 2007.

(2)	Represents the discretionary based amounts paid under the Company's annual STI bonus plan. For a discussion of the bonus plan, see the Compensation Discussion and Analysis set forth above.

(3)
Represents compensation expense recorded by the Company pursuant to FAS 123(R) related to outstanding restricted stock awards.  For information regarding the determination of such expense, please refer to Note 9 to the Company's consolidated financial statements included in its Report on Form 10-K filed with the SEC on March 20, 2008.

(4)
Represents compensation expense recorded by the Company pursuant to FAS 123(R) related to outstanding stock options.  For information regarding the determination of such expense, please refer to Note 9 to the Company's consolidated financial statements included in its Report on Form 10-K filed with the SEC on March 20, 2008.

(5)	Represents the performance based amounts earned under the Company's annual STI bonus plan. For a discussion of the bonus plan, see the Compensation Discussion and Analysis set forth above.

(6)	Represents the present value of the current year benefit earned related to the deferred compensation retirement plan.

(7)
All other compensation includes insurance and medical reimbursements, social fringe benefits such as club dues and athletic event tickets, the value for the personal use of Company automobiles and discounts related to Company-sponsored drilling programs.

(8)	Includes, in addition to other compensation items discussed in (7) above, $37,845 for post retirement medical benefits.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

					Estimated Future Payouts			All Other
		Estimated Future Payouts			Under Equity			Stock	Grant Date
		Under Non-Equity			Incentive Plan Awards			Awards:	Fair Value of
		Incentive Plan Awards (1)			(Number of Shares) (2)			Number of	Stock and
								Shares	Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Awarded (3)	Awards

Steven R. Williams	2/20/2007	$-	$-	$-	-	-	-	8,484	$436,332	(4)
	2/20/2007	-	-	-	-	7,341	14,683	-	529,616	(5)
	3/29/2007	-	277,500	555,000	-	-	-	-	-

Thomas E. Riley	2/20/2007	-	-	-	-	-	-	6,669	342,987	(4)
	2/20/2007	-	-	-	-	3,847	7,694	-	277,523	(5)
	3/29/2007	-	182,812	365,625	-	-	-	-	-

Richard W. McCullough	2/20/2007	-	-	-	-	-	-	-	-	(4)
	2/20/2007	-	-	-	-	-	-	-	-	(5)
	3/29/2007		117,500	235,000	-	-	-	-	-

Eric R. Stearns	2/20/2007	-	-	-	-	-	-	5,976	307,346	(4)
	2/20/2007	-	-	-	-	3,447	6,895	-	248,703	(5)
	3/29/2007	-	169,688	339,375	-	-	-	-	-

Darwin L. Stump	2/20/2007	-	-	-	-	-	-	3,640	187,205	(4)
	2/20/2007	-	-	-	-	1,350	2,700	-	97,389	(5)
_______________
(1)	Represents STI compensations award, or cash incentive awards, computed as described above in Compensation Discussion and Analysis - Short-Term Incentives.

(2)
Represents market-based restricted stock awards under the Company's 2004 Long-Term Equity Compensation Plan.  For a discussion of the Company's Long-Term Incentive Plan, see the Compensation Discussion and Analysis set forth above.

(3)
Represents time-based restricted stock awards under the Company's 2004 Long-Term Equity Compensation Plan.  For a discussion of the Company's Long-Term Incentive Plan, see the Compensation Discussion and Analysis set forth above.

(4)
Grant date fair value is computed by multiplying the number of shares awarded by the closing price of the Company's stock on the date of grant, which was $51.43.  Mr. McCullough was first employed by the Company in November 2006, at which time he received a time based stock award for his initial year of employment and therefore was not awarded shares in 2007.

(5)
Grant date fair value is computed by multiplying the number of shares awarded by the grant date fair market value as computed utilizing the Monte Carlo pricing model, which was $36.07 per share.  Mr. McCullough was first employed by the Company in November 2006, at which time he was not eligible to receive market based stock awards until he completed his initial year of employment.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END TABLE

	Option Awards					Restricted Stock Awards
											Equity
									Equity		Incentive
									Incentive		Plan Awards:
									Plan Awards:		Market
	Number of Securities					Number		Market Value	Number of		Value
	Underlying Unexercised					of Shares		of Shares	Unearned		of Unearned
	Options Held at					of Stock		That Have	Shares That		Shares That
	December 31, 2007			Exercise	Expiration	That Have		Not	Have Not		Have Not
Name	Exercisable	Unexercisable		Price	Date	Not Vested		Vested (1)	Vested (2)		Vested (1)

Steven R. Williams	4,402	1,468	(3)	$37.15	12/13/2014	47,528	(4)	$2,810,331	14,683		$868,206
	1,879	5,638	(5)	44.95	3/16/2016	-		-	-		-

Thomas E. Riley	2,917	973	(6)	37.15	12/13/2014	12,623	(7)	746,398	7,694	(8)	454,946
	1,234	3,705	(6)	44.95	3/16/2016	-		-	-		-

Richard W. McCullough	833	2,500	(5)	43.60	11/14/2016	3,192	(5)	188,743	-		-

Eric R. Stearns	2,752	918	(3)	37.15	12/13/2014	11,327	(9)	669,766	6,895		407,701
	1,093	3,282	(5)	44.95	3/16/2016	-		-	-		-

Darwin L. Stump	2,587	863	(3)	37.15	12/13/2014	8,121	(10)	480,195	2,700		159,651
	880	2,643	(5)	44.95	3/16/2016	-		-	-		-

_______________
(1)	The market value of shares is based on the closing price of the Company's common stock on December 31, 2007, which was $59.13 per share.

(2)
 Represents LTIP shares that will vest based on the achievement of certain price appreciation targets for the Company's common stock as discussed in the Compensation Discussion and Analysis set forth above.

(3)	100% of these options are scheduled to vest in 2008.

(4)
36,491 shares are scheduled to vest in 2008, including 30,000 shares expected to vest in August upon Mr. Williams' retirement as CEO, 4,458 shares in each of the years 2009 and 2010, and 2,121 shares in 2011.

(5)	Approximately 33% of these options will vest in each of the years 2008 through 2010.

(6)	100% of these options vested in March 2008 pursuant to Mr. Riley's separation agreement.

(7)	100% of these shares vested in March 2008 pursuant to Mr. Riley's separation agreement.

(8)	3,078 shares vested in March 2008 pursuant to Mr. Riley's separation agreement; the remaining 4,616 shares were forfeited.

(9)	4,124 shares are scheduled to vest in 2008, 2,854 shares in 2009, 2,855 shares in 2010 and 1,494 shares in 2011.

(10)	3,200 shares are scheduled to vest in 2008, 2,005 shares in 2009, 2,006 shares in 2010 and 910 shares in 2011.

2007 OPTIONS EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired		Value Realized
Name	on Exercise	on Exercise	on Vesting		on Vesting(1)

Steven R. Williams	-	$-	4,369	(2)	$235,009
Thomas E. Riley	-	-	2,882	(3)	155,079
Richard W. McCullough	-	-	1,064	(4)	56,115
Eric R. Stearns	-	-	2,630	(5)	141,863
Darwin L. Stump	-	-	2,290	(6)	124,277

_______________

(1)	Based on the closing price of the Company's common stock on the date of vesting, March 16, 2007 of $49.86 per share, November 14, 2007 of $52.74 per share, and December 13, 2007, of $58.31 per share.

(2)	Includes 2,337 shares vesting on March 16, 2007 and 2,032 shares vesting on December 13, 2007.

(3)	Includes 1,535 shares vesting on March 16, 2007 and 1,347 shares vesting on December 13, 2007.

(4)	Includes 1,064 shares vesting on November 14, 2007.

(5)	Includes 1,360 shares vesting on March 16, 2007 and 1,270 shares vesting on December 13, 2007.

(6)	Includes 1,095 shares vesting on March 16, 2007 and 1,195 shares vesting on December 13, 2007.

2007 NONQUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Company		Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in		Earnings in	Withdrawals/	Balance at
Name	2007	2007 (1)		2007 (2)	Distributions	December 31, 2007

Steven R. Williams	$-	$140,312	(3)	$45,289	$-	$940,422
Thomas E. Riley	-	32,674		5,548	-	130,693
Richard W. McCullough	-	30,555		231	-	34,634
Eric R. Stearns	-	23,033		3,911	-	92,133
Darwin L. Stump	-	27,433		4,658	-	109,732

_______________

(1)
Company contributions include the present value cost of providing the defined compensation payout over a ten year period.  Since this is a self funded deferred compensation plan, the Company's additional annual deferred compensation expense, less the interest component noted as aggregate earnings above, equals the increase in the accrued Company contributions that are required to fund the plan.  These annual amounts are a component of the executive officers' 2007 compensation and are included in the 2007 Summary Compensation Table.

(2)
Aggregate earnings consist of interest income earned on the beginning of the year compensation balance at a 6% interest rate.  These earnings are not included in the 2007 Summary Compensation Table as they are not above market rate.

(3)	Mr. Williams received deferred compensation benefits from both the current deferred compensation plan for all named executive officers, as well as a prior retirement plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding option(1)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders:
1999 Incentive Stock Option and Non-Qualified Stock Option Plan	11,000	$3.88	-
2004 Long-Term Equity Compensation Plan	40,567	41.59	473,600
2005 Non-Employee Director Restricted Stock Plan	-	-	13,844
Total equity compensation plans approved by security holders	51,567		487,444

Equity compensation plans not approved by security holders	-	-	-

Total	51,567	32.72	487,444

_______________
(1)	Excludes 31,972 shares of common stock to be issued upon the obtainment of specified performance goals over a specified period of time.
(2)	Excludes the number of securities to be issued upon exercise of outstanding options and performance shares subject to certain performance goals over a specified period of time.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Advance Notice Procedures

Under the Company's By-Laws, no business may be brought before an annual meeting of the Company unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered advance notice to the Company.  The notice must contain certain information specified in the By-Laws and be delivered to the Corporate Secretary at Petroleum Development Corporation, 120 Genesis Boulevard, Bridgeport, West Virginia 26330, not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting.  The by-laws also provide that notice can be given not later than the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Company. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.  Under federal proxy rules, if a shareholder wishes to present such a proposal at the annual meeting, but fails to notify the Company by the date required by the Company's By-Laws, the proxies solicited by the Board will include discretionary authority to vote on the shareholder's proposal in the event the proposal is properly brought before the meeting.

Shareholder Proposals for 2009 Annual Meeting

In order to be included in the Company's Proxy Statement for the 2009 Annual Meeting of Shareholders, shareholder proposals must be received by the Company at its principal executive office on or prior to January 23, 2009.  Proposals should be addressed to:

Corporate Secretary
Petroleum Development Corporation
120 Genesis Boulevard
Bridgeport, West Virginia 26330.

In addition, for any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2009 Annual Meeting of Shareholders, SEC rules permit management to vote proxies in its discretion if the Company (1) receives written notice of the proposal not later than April 3, 2009, nor earlier than March 24, 2009, and advises shareholders in the 2009 proxy statement about the nature of the matter and how management intends to vote on the matter; or (2) does not receive written notice of the proposal prior to the close of business on April 3, 2009.  Notices of intention to present proposals at the 2009 annual meeting of shareholders should be addressed to Corporate Secretary, Petroleum Development Corporation, 120 Genesis Boulevard, Bridgeport, West Virginia 26330.

By Order of the Board of Directors,

Steven R. Williams, Chairman

Dated: May 23, 2008

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  COPIES MAY BE OBTAINED BY WRITING TO CORPORATE COMMUNICATIONS DEPARTMENT, PETROLEUM DEVELOPMENT CORPORATION, 120 GENESIS BOULEVARD, BRIDGEPORT, WEST VIRGINIA 26330.

Petroleum Development Corporation
120 Genesis Boulevard
Bridgeport, West Virginia 26330

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders

The undersigned hereby appoints STEVEN R. WILLIAMS and DARWIN L. STUMP, and either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the Annual Meeting of Shareholders of Petroleum Development Corporation (the "Company") to be held on June 23, 2008, at 10:00 a.m. and at any adjournment or postponement thereof to vote all shares of the common stock of the Company, held by the undersigned with respect to the following matters or postponement and on such other matters as may properly come before the meeting.

(1)	ELECTION OF DIRECTORS

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT
(See Instructions Below)

Joseph E. Casabona	David C. Parke
Richard W. McCullough	Jeffrey C. Swoveland
Larry F. Mazza

Instructions:  To withhold authority to vote for any nominee, mark "FOR ALL EXCEPT" and circle the nominee's name above.

(2)
To amend and restate the Company’s Articles of Incorporation to: (1) increase the number of authorized shares of common stock, par value $0.01, of the Company from 50,000,000 shares to 100,000,000 shares, and (2) authorize 50,000,000 shares of preferred stock, par value $0.01, of the Company, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time the amended and restated Articles of Incorporation are presented in Exhibit A to the Company's Proxy.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)
To amend and restate the Company’s 2005 Non-Employee Director Restricted Stock Plan to increase the number of shares authorized under the plan from 40,000 to 100,000 and change the vesting. The amended and restated plan is presented in Exhibit B to the Company's Proxy.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for such meeting dated June 23, 2008, and a copy of the Company's 2007 Annual Report.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.  THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE DIRECTORS SPECIFIED IN PROPOSAL 1 AND FOR PROPOSALS  2, 3 AND 4.

Date: __________________, 2008
Signature

(Please sign in the above box EXACTLY as your name(s) appears on this proxy. All joint holders must sign. When signing in a representative capacity, please provide your full title.)

IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD, PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

EXHIBIT A

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PETROLEUM DEVELOPMENT CORPORATION

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statues, the undersigned Corporation adopts the following Amended and Restated Articles of Incorporation;

FIRST:	The name of the Corporation is PETROLEUM DEVELOPMENT CORPORATION.

SECOND
The Articles of Incorporation of the Corporation were filed with the Secretary of State of Nevada on the 25th day of March, 1955, and were amended by Certificate of Amendment to Articles of Incorporation on the 21st day of November 1969 and by Certificate of Amendment of Articles of Incorporation on the 22nd day of September 1997, and were amended and restated on the 16th day of  September 1998.

THIRD	The Articles of Incorporation, as amended to the date of this certificate, are hereby amended and restated as follows:

FIRST.	The name of the Corporation is PETROLEUM DEVELOPMENT CORPORATION.

SECOND.
The Corporation's registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of the Corporation's resident agent at such address is The Corporation Trust Company of Nevada.

THIRD.	The number of shares of capital stock the Corporation is authorized to issue is 150,000,000 shares, consisting solely of:

(a)	100,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

(b)	50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

The Preferred Stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors thereof. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, the authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (hereinafter called the  “Directors’ Resolution”). The Directors’ Resolution as to any series shall state (a) the number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number; (b) the dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series; (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine; (e) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; (h) the conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation; (i) the conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and (j) any other designations, powers, preferences, and rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

FOURTH.	The governing board of the Corporation shall be known as directors, and the number of directors shall not be less than three (3) nor more than nine (9).

FIFTH.	The purpose of the Corporation is to engage any lawful activity permitted under the Nevada Revised Statutes.

SIXTH.
The stock of the Corporation shall be fully paid and nonassessable. No stockholder of the Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or any shares or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities would adversely affect the dividend or voting rights of such holders, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Corporation or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

SEVENTH.
The Corporation may from time to time determine whether and to what extent, and the times and places and upon what conditions, the books, records and assets of the Corporation, or any of them (other than the stock ledger), shall be open to inspection by the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by law or by resolution of the Board of Directors or stockholders.

EIGHTH.	The Corporation shall have perpetual existence.

NINTH.
No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except that this Article does not eliminate or limit the liability of a director or officer for: (i) an act or omission that involves intentional misconduct, fraud or a knowing violation of the law; (ii) an act or omission for which the liability of a director or officer is expressly provided for by an applicable statute, including the liability for payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes; or (iii) any other act, omission, transaction or breach of duty as to which any applicable statute, rule or regulation provides that the liability of directors or officers may not be eliminated or limited. If the Nevada Revised Statutes or other applicable laws (collectively, "Laws") hereafter are amended to authorize the further elimination of limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Laws. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

The number of shares of the Corporation outstanding and entitled to vote on an amendment and restatement of the Articles of Incorporation was [__________] on May 19, 2008, and the said changes, amendment and restatement have been consented and approved by a majority vote of the stockholders holding at lease a majority of each class of stock outstanding and entitled to vote thereon.

Steven R. Williams, Chief Executive Officer

Daniel W. Amidon, Secretary

State of West Virginia	)
) ss.

County of Harrison

On _____________, 2008, personally appeared before me, a Notary Public, Steven R. Williams, Chief Executive Officer and Daniel W. Amidon, Secretary, who acknowledged that they executed the above instrument.

Signature of Notary
Notary Seal.

EXHIBIT B

Petroleum Development Corporation
2005 Non-Employee Director Restricted Stock Plan
Amended and Restated as of March 8, 2008

Section 1.	Introduction

1.1
The Plan; Effective Date; Duration   Petroleum Development Corporation, a Nevada corporation (the “Corporation”), amends and restates the Petroleum Development Corporation 2005 Non-Employee Director Restricted Stock Plan (the “Plan”), originally effective as of June 10, 2005 (“Effective Date”).  Subject to the approval by the Corporation’s stockholders, the Plan, as amended and restated, will become effective as of March 8, 2008 (the “Restatement Effective Date”).  The Plan will continue in effect until all awards have been granted covering all available shares of Stock (as hereinafter defined) or until the termination of the Plan.  For purposes of the Plan, a “non-employee director” means any director of the Corporation (as hereinafter defined) who is not an employee of the Corporation or any of its affiliates or subsidiaries.

1.2
Purpose.  The purpose of the Plan is to provide each non-employee member (“Director”) of the Board of Directors (the “Board”) of the Corporation with awards of shares of common stock, par value $.01 per share or other successor security (“Stock”) of the Corporation, subject to the restrictions and other provisions of the Plan (“Restricted Stock”).  It is intended that the Plan will (a) permit Directors to increase their stock ownership and proprietary interest in the Corporation and enhance their identification with the interests of the Corporation's stockholders (“Stockholders”), (b) provide a means of compensating Directors that will help attract qualified candidates to serve as Directors, and (c) induce incumbent Directors to continue to serve if the Board desires that they remain on the Board.

1.3	Shares of Stock Available Under the Plan.

a.
Subject to any adjustments made pursuant to Section 1.3(c), the aggregate number of shares of Stock that may be issued under the Plan shall be 100,000.  No fractional shares of Stock will be issued under the Plan.

b.
Shares of Stock awarded under the Plan may be (i) authorized but unissued shares of Stock, (ii) previously issued shares of Stock reacquired by the Corporation, including shares purchased in the open market, or (iii) a combination thereof.

c.
As determined by the Compensation Committee of the Board or such other committee of directors (the “Committee”) as may be designated by the Board, in their best judgment, appropriate and equitable adjustment may be made in the number of shares of Stock available under the Plan and covered by Plan awards in the event of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Corporation, stock split, reverse stock split, stock dividend, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affecting the Corporation.

Section 2.	Restricted Stock Awards

2.1	Award Dates

a.
As of the date of each annual meeting of Stockholders (“Annual Meeting”), commencing with the 2005 Annual Meeting, each Director will be awarded such number of shares of Restricted Stock as determined by the Board, after consideration of the recommendation of the Committee.  Directors may, but need not, be awarded the same number of shares of Restricted Stock.

b.
A Director who is elected to the Board on a date other than the date of an Annual Meeting will be awarded such number of shares of Restricted Stock as of such date of election as determined by the Board, after consideration of the recommendation of the Committee.

c.	The Board shall cause the amount of the award for the plan year commencing upon the next Annual Meeting to be disclosed in the Corporation’s proxy statement for that Annual Meeting.

2.2
Issuance of Stock.  Subject to Section 2.7(c), as promptly as practical after the date as of which an award is made, the Corporation shall issue a certificate (“Certificate”), registered in the name of the Director receiving an award, representing the number of shares of Restricted Stock covered by the Director's award.

2.3
Rights of Holders of Restricted Stock.  Upon issuance of a Certificate, the Director in whose name the Certificate is registered will, subject to the provisions of the Plan including Section 2.7(b), have all of the rights of a Stockholder with respect to the shares of Restricted Stock represented by the Certificate, including the right to vote the shares and receive cash dividends and other cash distributions thereon.

2.4
Restricted Period.  Restricted Stock will be subject to the restrictions set forth in Sections 2.5 and 2.7 of the Plan and the other provisions of the Plan for a period (the “Restricted Period”) commencing on the date as of which the Restricted Stock is awarded (the “Award Date”) and ending on the earliest of the first to occur of the following:

a.	the retirement of the Director from the Board in compliance with the Board’s retirement policy as then in effect;

b.	the termination of the Director’s service on the Board as a result of the Director’s not being nominated for reelection by the Board;

c.
the termination of the Director’s service on the Board because of the Director’s resignation or failure to stand for reelection with the consent of the Corporation’s Board (which means approval by at least 80% of the directors voting, with the affected Director abstaining);

d.	the termination of the Director’s service on the Board because the Director, although nominated for reelection by the Board, is not reelected by the Stockholders;

e.
the termination of the Director’s service on the Board because of (i) the Director’s resignation at the request of the Nominating and Governance Committee of the Board (or successor committee), (ii) the Director’s removal by action of the Stockholders or by the Board, or (iii) a Change in Control of the Corporation.  A “Change in Control” of the Corporation is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i)
Change in Ownership: A change in ownership of the Corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation, excluding the acquisition of additional stock by a person or more than one person acting as a group who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Corporation.

(ii)	Change in Effective Control: A change in effective control of the Corporation occurs on the date that either:

(A)
Any one person, or more than one person acting as a group, acquires (or has acquired during the l2-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation; or

(B)
A majority of the members of the Board is replaced during any l2-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; provided, that this paragraph (B) will apply only to the Corporation if no other corporation is a majority shareholder.

(iii)
Change in Ownership of Substantial Assets: A change the ownership of a substantial portion of the Corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the l2-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

f.
the termination of the Director’s service on the Board because of Disability or death. “Disability” will have the meaning ascribed to such term in the Corporation’s governing long-term disability plan, or if no such plan exists, at the discretion of the Committee, as hereinafter defined; or

g.
the vesting of the Restricted Stock.  For this purpose, beginning with awards of Restricted Stock issued to Directors at the 2008 Annual Meeting, an award of Restricted Stock will vest on July 1 of the calendar year following the year of the award of the Restricted Stock, if such non-employee Director provides continued service on the Board through such date.  All awards of Restricted Stock made prior to the 2008 Annual Meeting to non-employee Directors who continue to serve on the Board through July 1, 2008 will vest on July 1, 2008.

Section 2.4(a) through (g) above are subject to the further restriction that a removal or resignation for “Cause” will not be deemed to constitute completion of the Restricted Period, but will result in a forfeiture of Restricted Stock not previously vested under Section 2.5.  For purposes of this Plan, “Cause” will be a good faith determination by the Board that the Director (i) failed to substantially perform his duties (other than a failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to him by the Board, which demand specifically identifies the manner in which the Board believes he has not substantially performed his duties; (ii) has engaged in conduct the consequences of which are materially adverse to the Corporation, monetarily or otherwise; or (iii) has pleaded guilty to or been convicted of a felony.  The Director will not be deemed to have been terminated for Cause unless there will have been delivered to the Director a letter setting forth the reasons for the Corporation’s termination of the Director for Cause and the Director has failed to cure such reason for termination within thirty (30) days of the receipt of such notice.

2.5
Forfeiture of Restricted Stock.  As of the date (“Termination Date”) a Director ceases to be a member of the Board for any reason, including but not limited to removal or resignation for Cause, the Director will forfeit to the Corporation all Restricted Stock awarded to the Director for which the Restricted Period has not ended pursuant to Section 2.4 as of or prior to the Termination Date.

2.6
Release of Restricted Stock.  Upon completion of the Restricted Period, as provided in Section 2.4, the Corporation will release the Restricted Stock to the Director, free and clear of all restrictions and other provisions of the Plan, on the first business day immediately following the last day of the Restricted Period with respect to such Restricted Stock.

2.7	Restrictions. Restricted Stock will be subject to the following restrictions during the Restricted Period:

a.	The Restricted Stock will be subject to forfeiture to the Corporation as provided in Section 2.5 of the Plan.

b.
The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and neither the right to receive Restricted Stock nor any interest under the Plan may be assigned by a Director, and any attempted assignment shall be void.

c.
Each Certificate representing shares of Restricted Stock will be held by the Corporation and will, at the option of the Corporation, bear an appropriate restrictive legend and be subject to appropriate “stop transfer” orders.  The Director shall deliver to the Corporation a stock power endorsed in blank to the Corporation.

d.
Any additional Stock or other securities or property (other than cash) that may be issued with respect to Restricted Stock as a result of any stock dividend, stock split, business combination or other event, will be subject to the restrictions and other provisions of the Plan.

e.
The issuance of any Restricted Stock award will be subject to and contingent upon (i) completion of any registration or qualification of the Stock under any federal or state law or governmental rule or regulation that the Corporation, in its sole discretion, determines to be necessary or advisable; and (ii) the execution by the Director and delivery to the Corporation of (A) any agreement reasonably required by the Corporation, and (B) the stock power referred to in Section 2.7(c).

2.8
Tax Withholding.  The Corporation will have the right to withhold from any settlement of Stock made under the Plan (or deemed settlement due to an Internal Revenue Code (“Code”) Section 83(b) election) any federal, state, or local taxes of any kind subsequently required by law to be withheld or paid by the Corporation on behalf of a Director with respect to such settlement.  If any such taxes are imposed, the subject Director will be required to make arrangements satisfactory to the Corporation for the satisfaction of any such withholding tax obligation, including by electing to have stock withheld up to an amount that does not exceed such withholding tax obligation.  The Corporation will not be required to deliver Stock under the Plan until any such obligation is satisfied.

2.9
Effect of Tax Election.  If any Director makes a timely election under Code Section 83(b) with respect to any award, the Stock will be deemed (for income tax purposes) to be transferred to the Director effective as of the Award Date (and any obligation for withholding tax liability imposed by subsequent changes in tax laws that would be due as of the Award Date).  However, such an election will not affect the restrictions or terminate the Restriction Period for such award.

Section 3.	General Provisions

3.1
Administration.  The Plan will be administered by the Committee.  The Committee will have full power, discretion and authority to interpret and administer the Plan, except that the Committee will have no power to (a) determine the eligibility for awards of Restricted Stock or the number of shares of Restricted Stock to be awarded or the timing or value of awards of Restricted Stock to be awarded to any Director, or (b) take any action specifically delegated to the Board under the Plan.  The Committee’s interpretations and actions will, except as otherwise determined by the Board, be final, conclusive and binding upon all persons for all purposes.  The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee in the engagement of such counsel, consultant or agent will be paid by the Corporation.

3.2
No Retention Rights.  Neither the establishment of the Plan or the awarding of Restricted Stock to a Director will be considered to give the Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by the Plan.

3.3
Interests Not Transferable.  Except as to withholding of any tax required under the laws of the United States or any state or locality, no benefit payable at any time under the Plan will be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind.  Any attempt to alienate, sell, transfer, assign, pledge, attach or otherwise encumber any such benefits whether currently or thereafter payable, will be void.  No benefit will, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits.  If any person attempts to, or alienates, sells, transfers, assigns, pledges or otherwise encumbers such person’s benefits under the Plan, or if by reason of such person's bankruptcy or any other event, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such person's spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

3.4	Amendment and Termination. The Board may at any time amend or terminate the Plan; provided that:

a.	no amendment or termination will, without the written consent of a Director, adversely affect the Director’s rights under outstanding awards of Restricted Stock; and

b.
Stockholder approval of any amendment will be required if Stockholder approval is required under applicable law or the listing requirements of any national securities exchange or other exchange on which are listed any of the Corporation’s equity securities.

3.5
Severability.  If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not serve to invalidate any portion of the Plan not declared to be unlawful or invalid.  Any Section or part hereof so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part thereof to the fullest extent possible while remaining lawful and valid.

3.6	Controlling Law. The law of West Virginia, except with reference to the Code or Federal securities law, will be controlling in all matters relating to the Plan.

3.7
Stockholder Approval.  The Plan as amended and restated will be submitted for approval by Corporation’s Stockholders at the Corporation’s 2008 annual meeting of stockholders and, if not so approved, will be deemed terminated immediately following the meeting.

PETROLEUM DEVELOPMENT CORPORATION
2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

DESIGNATION OF BENEFICIARY
(Please type or print)

Name of Director:	Marital Status:	Single:
Social Security No.:		Married:

I hereby revoke any previous designation(s) of beneficiary made by me with respect to amounts payable by Petroleum Development Corporation (the “Corporation”) under the Corporation’s 2005 Non-Employee Director Restricted Stock Plan in the event of my death; and I hereby designate the following person(s) or entity to receive, upon my death, any such amounts:

Primary Beneficiary or Beneficiaries:

Name:	Share:	%	Relationship:	Birth Date:
Address:				SS #

Name:	Share:	%	Relationship:	Birth Date:
Address:				SS #

Contingent Beneficiary or Beneficiaries (if your Primary Beneficiary(ies) all predecease you):

Name:	Share:	%	Relationship:	Birth Date:
Address:				SS #

Name:	Share:	%	Relationship:	Birth Date:
Address:				SS #

Date:	Director’s Signature

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